SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549








                             Form 8-K








                          CURRENT REPORT








                      Pursuant to Section 13
            of the Securities and Exchange Act of 1934


               Date of Report:  September 12, 1996


                 DATA SYSTEMS NETWORK CORPORATION
         (Exact Name of Registrant as Specified in Charter)


        MICHIGAN                     1-13424            38-2649874
     (State or Other Jurisdiction   (Commission       (I.R.S. Employer
     of Incorporation)              File Number)     Identification No.)


                     34705 W. 12 Mile Rd., Suite 300
            Farmington Hills, Michigan                        48331
           (Address of Principal Executive Offices)          (Zip Code)


      Registrant's telephone number, incl. area code:  (810) 489-7117

Item 2.  Acquisition of Assets.

         (a) Purchase of Assets. On September 12, 1996, Data Systems Network Corporation, a Michigan corporation ("DSNC") purchased certain tangible personal property, executory contracts and other assets (the "Acquired Assets") of Information Decisions, Incorporated, a Michigan corporation ("IDI") and System Constructs, Inc., a New York corporation ("SCI") (each a "Seller" and collectively, the "Sellers") used by the Sellers in the conduct of the business of the network systems integration division of SofTech, Inc., a Massachusetts corporation ("SofTech"), which is the sole shareholder of the
Sellers (the "Acquisition").    The Acquisition was made pursuant to the terms
and conditions of an Asset Purchase Agreement by and among DSNC, the Sellers and SofTech, dated as of September 12, 1996 (the "Agreement"). A copy of the Agreement is attached hereto as Exhibit 2.2. DSNC intends to continue to use the Acquired Assets in the network systems integration business.

     As consideration for the Acquired Assets, at the closing of the Agreement, DSNC paid $890,000, assumed certain liabilities of the Sellers and issued 540,000 shares of DSNC common stock to SofTech (collectively, the "Purchase Price"). The cash portion of the Purchase Price was financed through cash reserves on hand. The Purchase Price is subject to certain post-closing adjustments described in Section 2.2(c) and (d) of the Agreement.

         Pursuant to the Agreement, SofTech agrees not to sell or otherwise dispose of the shares of DSNC common stock received as part of the Purchase Price except as provided in the Registration Rights Agreement (defined below) and agrees to distribute such shares at the time and in the manner provided in the Registration Rights Agreement. After September 12, 1996 until the earlier of three years from that date or such time as SofTech shall have distributed or sold all such shares, SofTech agrees not to (i) acquire "beneficial ownership" (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of DSNC common stock other than from DSNC,
(ii) participate in any "solicitation" of "proxies" (as such terms are used in the Exchange Act) to vote any voting securities of DSNC; (iii) form, join or participate in a "group" (as defined in the Exchange Act) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of DSNC; (iv) vote such shares other than in the same manner and proportion (whether for, against or abstaining on any proposal) as the other shareholders of DSNC vote shares with respect to any matter submitted to the shareholders of DSNC (or, if the board of directors of SofTech determines in good faith that its fiduciary duties so require, not to vote such shares in any manner on such a proposal); or (v) transfer voting rights with respect to such shares.

     Registration Rights Agreement.  In connection with the Acquisition,
DSNC and SofTech executed a Registration Rights Agreement, dated September 12, 1996 (the "Registration Rights Agreement"). The Registration Rights Agreement provides for the timing and manner of distribution of the shares of DSNC common stock issued to SofTech as part of the Purchase Price (the "Shares") and requires DSNC to register such shares with the Securities and Exchange Commission for sale or distribution by SofTech or its successors, assigns, distributees and transferees (collectively, the "Holders") under certain circumstances. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.17 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired. It is impractical at the time of filing this report to provide the required financial statements of the business acquired. Required financial statements will be filed as soon as practicable, but not later than 60 days after this report must be filed.

         (b) Pro Forma Financial Information. It is impractical at the time of filing this report to povide the required pro forma financial information. Required pro forma financial information will be filed as soon as practicable, but not later than 60 days after this report must be filed.

         (c) Exhibits.

2.2 Asset Purchase Agreement, dated September 12, 1996, by and among DSNC, IDI, SCI and SofTech. Schedules to the Agreement, listed on pp iii-iv of the Table of Contents of the Agreement, have not been filed, but will be provided to the Commission supplementally upon request.

10.17 Registration Rights Agreement, dated as of September 12, 1996, made and entered into by DSNC and SofTech.


                            SIGNATURES
         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DATA SYSTEMS NETWORK CORPORATION
Date:  September 23, 1996      /s/ Philip M. Goy
                               By: Philip M. Goy

                          Its: Chief Financial Officer

                          EXHIBIT INDEX

Exhibit
Number        Description

2.2 Asset Purchase Agreement, dated September 12, 1996, by and among DSNC, IDI, SCI and SofTech.

10.17 Registration Rights Agreement, dated as of September 12, 1996, made and entered into by DSNC and SofTech.




Exhibit 2.2

                       ASSET PURCHASE AGREEMENT

                            by and among

                   DATA SYSTEMS NETWORK CORPORATION,
                       a Michigan corporation,

                  INFORMATION DECISIONS,INCORPORATED
                       a Michigan corporation,

                      SYSTEM CONSTRUCTS, INC.,
                       a New York corporation,
                                and
                          SOFTECH, INC.,
                       a Massachusetts corporation



     September 12, 1996






     TABLE OF CONTENTS


     ARTICLE I
     PURCHASE AND SALE OF ACQUIRED ASSETS

                                                            Page
Section 1.1    Purchase and Sale.... ........................  1
Section 1.2    Assumption of Certain Liabilities ............  3
Section 1.3    Defined Terms ................................  6


     ARTICLE II
     PURCHASE PRICE


Section 2.1    Purchase Price ............................... 12
Section 2.2    Payment of Purchase Price .................... 12


     ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF
     SELLERS AND SHAREHOLDER
Section 3.1    Organization ................................. 14
Section 3.2    Qualification; Location of
  Business and Assets ....................................... 15
Section 3.3    Authorization, Consent and
  Enforceability............................................. 15
Section 3.4    Subsidiaries and Investments.................. 15
Section 3.5    No Conflict or Violation...................... 15
Section 3.6    Financial Condition and Liabilities........... 16
Section 3.7    Absence of Certain Changes.................... 17
Section 3.8    Investment Representation..................... 18
Section 3.9    Inventories .................................. 19
Section 3.10   Title......................................... 19
Section 3.11   Properties.................................... 19
Section 3.12   Condition of Acquired Assets.................. 19
Section 3.13   Benefit Plans................................. 20
Section 3.14   Tax Returns and Taxes .........................21
Section 3.15   Authorizations................................ 21
Section 3.16   Patents, Trademarks, Licenses, etc............ 21
Section 3.17   Litigation and Proceedings.................... 22
Section 3.18   Compliance with Laws.......................... 23
Section 3.19   Insurance Coverage............................ 23
Section 3.20   Contracts..................................... 23
Section 3.21   Product Liability and Warranty Claims......... 24
Section 3.22   Employee Relations ........................... 24
Section 3.23   Insider Interests ............................ 25



Section 3.24   No Other Agreements to Sell the Acquired
  Assets .................................................... 25
Section 3.25   Purchase Commitments and Outstanding
  Bids....................................................... 26
Section 3.26   Customers, Distributors and Suppliers......... 26
Section 3.27   Payments...................................... 26
Section 3.28   Conduct of Business........................... 27
Section 3.29   Brokers and Finders .......................... 27
Section 3.30   Minutes....................................... 27
Section 3.31   Disclaimer ................................... 27


     ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF BUYER


Section 4.1    Organization ................................ 27
Section 4.2    Authorization, Consent and enforceability.... 27
Section 4.3    No Conflict or Violation..................... 28
Section 4.4    Shares Issued................................ 28
Section 4.5    Brokers and Finders.......................... 28
Section 4.6    SEC Filings ................................. 28
Section 4.7    Disclaimer .................................. 39


     ARTICLE V
     POST-CLOSING OBLIGATIONS


Section 5.1    Covenant Not to Compete; Nonsolicitation..... 29
Section 5.2    Taxes........................................ 30
Section 5.3    Bulk Transfer Laws .......................... 30
Section 5.4    Employee Matters ............................ 31
Section 5.5    Third Party Consents ........................ 31
Section 5.6    Press Releases............................... 32
Section 5.7    Regulatory Filings; Financial Statements..... 32
Section 5.8    Post-Closing Inventory Purchases
  and Sales................................................. 32
Section 5.9    Current Litigation .......................... 33
Section 5.10   Retention of Shares by Shareholder .......... 34
Section 5.11   Change in Name............................... 34
Section 5.12   Nasdaq Filing................................ 35


     ARTICLE VI
     CLOSING


Section 6.1    Closing Date ................................ 35
Section 6.2    Transactions to be Effected at the closing .. 35
Section 6.3    Further Assurances .......................... 36



     ARTICLE VII
     INDEMNIFICATION


Section 7.1    Indemnification by Sellers and
  Shareholder.............................................. 37
Section 7.2    Indemnification by Buyer.................... 38
Section 7.3    Claims...................................... 39
Section 7.4    Survival.................................... 40
Section 7.5    Limitations on Indemnification by Sellers
  and Shareholder ......................................... 40
Section 7.6    Mitigation of Losses........................ 41
Section 7.7    Remedies.................................... 41


     ARTICLE VIII
     GENERAL


Section 8.1    Arbitration................................. 41
Section 8.2    Exhibits and Schedules...................... 42
Section 8.3    Amendment................................... 42
Section 8.4    Extension; Waiver........................... 42
Section 8.5    Entire Agreement; No Third Party
  Beneficiaries ........................................... 43
Section 8.6    Choice of Law............................... 43
Section 8.7    Notices .................................... 43
Section 8.8    Counterparts; Headings ..................... 44
Section 8.9    Expenses.................................... 44
Section 8.10   Successors and Assigns...................... 44
Section 8.11   Severability................................ 44
Section 8.12   Reference to Sellers; IDI as Agent ......... 44


EXHIBITS:

Exhibit A Assumption Agreement
Exhibit B Bill of Sale
Exhibit C Opinion of Seller's Counsel
Exhibit D Opinion of Buyer's Counsel
Exhibit E Registration Rights Agreement
Exhibit G IDI License
Exhibit H New York Local Counsel Opinion
Exhibit I Michigan Local
Counsel Opinion


SCHEDULES:

Schedule 1.1(a)     Administrative Assets
Schedule 1.1(b)     Excluded Assets
Schedule 1.2(b)     Excluded Liabilities
Schedule 3.2        Location of Business and Assets
Schedule 3.3        Authorizations, Approvals and Consents
Schedule 3.4        Subsidiaries and Investments
Schedule 3.6A       Seller Financial Statements
Schedule 3.6B       Preclosing Balance Sheet
Schedule 3.7        Material Adverse Change in Seller
                    or Business
Schedule 3.10       Permitted Liens
Schedule 3.11       Leased Items
Schedule 3.13       Plans
Schedule 3.15       Authorizations
Schedule 3.16       Patents, Trademarks, Licenses, etc.
Schedule 3.17       Litigation
Schedule 3.18       Noncompliance
Schedule 3.19       Insurance Coverage
Schedule 3.20       Contracts
Schedule 3.21       Products Liability and Warranty  Claims
Schedule 3.22       Employee Relations
Schedule 3.23       Insider Interests
Schedule 3.25       Purchase Commitments and Outstanding Bids
Schedule 3.26       Customers, Distributors and Suppliers
Schedule 5.8        Inventory




     ASSET PURCHASE AGREEMENT
     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of September 12, 1996, by and among DATA
SYSTEMS NETWORK CORPORATION, a Michigan corporation
("Buyer"), INFORMATION DECISIONS, INCORPORATED, a
Michigan corporation ("IDI"), SYSTEM CONSTRUCTS,
INC., a New York corporation ("SCI") (each a
"Seller" and collectively, the "Sellers"), and SOFTECH, INC., a Massachusetts corporation, the sole shareholder of Sellers ("Shareholder").

     A. Sellers own certain assets which they use in theconduct of the business of the SofTech Network
Systems Group (the "Business"). Shareholder is the sole owner, of record and beneficially, of all of Sellers' issued and outstanding capital stock.

     B. Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Acquired
Assets, upon the terms and subject to the conditions of this Agreement.

     NOW THEREFORE, in consideration of the
foregoing premises and the respective covenants, representations, warranties and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


     I.  PURCHASE AND SALE OF ACQUIRED ASSETS

     1.1  Purchase and Sale.  Upon the terms and
subject to the conditions of this Agreement, Sellers and Shareholder agree to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Buyer and Buyer agrees to purchase, at the Closing, all the Acquired Assets free and clear of all liens, encumbrances, liabilities or obligations, except
Permitted Liens and those expressly assumed by Buyer pursuant to Section 1.2(a).

     (a)  Acquired Assets.  The term "Acquired
Assets" means the business, properties, assets, goodwill and rights of Sellers as a going concern, tangible or intangible, as of the Effective Date, used by Sellers either exclusively or primarily in connection with the Business (other than the Excluded Assets) set forth below:

     (i) all tangible personal property, including without limitation, manufactured and purchased parts, machinery, furniture, equipment, tools, vehicles, trailers, office furnishings and supplies of Sellers as of the Effective Date;

     (ii) all Intellectual Property Rights, including all such items listed on Schedule 3.16;

     (iii) cash and cash equivalents received in connection with activities occurring on or after the Effective Date, and accounts receivable and notes receivable accrued on or after the Effective Date relating exclusively or primarily to the Business;

     (iv) all right, title and interest of Sellers in, to and under all executory Contracts that are listed on
Schedule 3.20, all unfilled purchase and customer orders and all other executory Contracts that are not required to be listed in such Schedule and which were entered into in the ordinary course of the Business relating exclusively or primarily to the Business;

     (v) all rights, claims, deposits, prepayments, refunds (including, but not limited to, co-op reimbursements and similar manufacturer rebates), rights of recovery, rights of recoupment, causes of action and choses in action (including, but not limited to, rights of collection, setoff and indemnification) of Sellers existing on the Effective Date relating exclusively or primarily to the Business, but excluding claims set forth on
Schedule 1.1(b);

     (vi) the administrative, support and other infrastructure relating to services supplied by a Seller or Shareholder to the Business set forth on
Schedule 1.1(a); and

     (vii) all of the goodwill and all other intangible property of whatever nature or description relating exclusively or primarily to the Business.

      (b) Excluded Assets. The term "Excluded Assets" means:

      (i) minute books, stock records, articles of incorporation, bylaws, tax returns and similar corporate records of Sellers and Shareholder;

      (ii) the rights of Sellers and Shareholder to any of their claims for any federal, state, local or foreign Tax refunds;

     (iii) Sellers' and Shareholder's rights under this Agreement;

     (iv) real property owned by a Seller or Shareholder;


     (v) cash and cash equivalents (other than cash and cash equivalents included in Section
1.1(a)(iii)), accounts receivable and notes receivable accrued prior to the Effective Date;

     (vi) all inventory of the Business;

     (vii) all assets of Sellers and Shareholder not used exclusively or primarily in connection with the Business, including in particular all assets of the computer-aided design ("CAD") division of Sellers and Shareholder;

     (viii) all books of account, general, financial and accounting records, files, invoices, customers and suppliers lists and all other data owned or used by a Seller relating to the Business or the Acquired
Assets;

     (ix) all right, title and interest of Sellers in, to and under all Authorizations relating exclusively or primarily to the Business; and

     (x) the assets, properties or rights set forth on
Schedule 1.1(b).

     1.2  Assumption of Certain Liabilities.

  (a)  Certain Liabilities Assumed.  Upon the terms
                         and
subject to the conditions of this Agreement, and subject to Section 1.2(b), Buyer shall execute and deliver to Sellers on the Closing Date an Assumption
Agreement pursuant to which Buyer shall assume and agree to pay, perform and discharge in accordance with sound business practice and the terms of the liabilities set forth below, the following, and only the following, liabilities, which shall be referred to herein collectively as the "Assumed Liabilities":

     (i) all obligations and liabilities of a Seller
                        under
the Contracts which are acquired by Buyer pursuant to the provisions of this Agreement, and with respect to which Buyer succeeds to the rights of a Seller thereunder, to the extent that such obligations and liabilities accrue from and after the Effective Date, together with all reserves accrued by a Seller with respect to such obligations and liabilities as set forth on the Closing Balance
Sheet;

     (ii) accrued liabilities set forth on the Closing Balance Sheet relating to accrued vacation pay, bonuses and other employee benefits with respect to employees of the Business who become employees of Buyer on the Closing Date (but not including liabilities retained by Sellers and Shareholder under Section 5.4); and

      (iii) liabilities of the Sellers relating
                     exclusively
or primarily to the Business which accrue on or after the Effective Date.

 (b)  Liabilities Not Assumed.  Except as set forth
                         in
Section 1.2(a), Buyer shall not assume or agree to pay, perform or discharge any obligations, liabilities, Contracts or commitments of a Seller or Shareholder of any kind or nature whatsoever (such obligations, liabilities, Contracts and commitments other than those set forth in Section 1.2(a) are referred to herein as the "Excluded Liabilities").
Without limiting the foregoing, Buyer shall not assume or become liable to pay, perform or discharge, any of the following:

     (i) any liability or obligation of a Seller or Shareholder arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of counsel, accountants, advisers, brokers and others
(including without limitation any brokers, finders or originators fees or commissions);

    (ii) any product liability, property damage, personal injury, product warranty or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representations, warranty, agreement or guarantee made by a Seller or Shareholder, or alleged to have been made by a Seller or Shareholder, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of a Seller or Shareholder on or prior to the Effective Date, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income; provided that the foregoing is not intended to exclude Buyer's assumption of obligations of Sellers pursuant to Section 1.2(a) to provide services under Contracts included in the Acquired
Assets;

    (iii) except as provided in Section 1.2(a)(ii), any obligations or liabilities of a Seller or Shareholder arising under or in connection with any Plans (whether or not legally binding) providing benefits to any present or former employee of a Seller or Shareholder (including, without limitation, any liability retained by Sellers and Shareholder under Section 5.4 of this Agreement);

     (iv) any obligations or liabilities of a Seller or Shareholder for any present or past employees, agents or independent contractors of a Seller or Shareholder, including, without limitation, any employee severance or termination claims, any liabilities under any "plant closing" laws or other similar claims, or any claims for commissions with respect to any sales occurring on or before the Effective Date;

    (v) any liability with respect to the litigation, investigations and other similar matters set forth on Schedule 3.17 or otherwise pending or threatened with respect to the conduct of the Business on or prior to the Effective Date;

     (vi) except as provided in Section 5.2(c), any obligations or liabilities of a Seller or Shareholder which result from any Taxes, including, without limitation, any Taxes or expenses arising from or associated with the conveyance and transfer from Sellers and Shareholder to Buyer of the Acquired Assets;

     (vii) any obligations or liabilities of a Seller or Shareholder for worker's compensation claims or unemployment compensation claims;

     (viii) any obligations or liabilities of a Seller or Shareholder under any Environmental Laws;

     (ix) any obligations or liabilities of a Seller or Shareholder for borrowed money or liabilities, other than the Assumed Liabilities, to creditors of Seller;

     (x) any obligations or liabilities of a Seller or Shareholder relating to the Excluded Assets;

     (xi) any obligations or liabilities of a Seller or Shareholder which are undisclosed, which are contingent and not an obligation or liability under a Contract to be acquired pursuant to the provisions of this Agreement or which are contingent obligations relating to purchase orders or discrete projects under a Contract which contemplates multiple orders or projects and for which orders or projects a Seller has received payment or accrued an account receivable;

      (xii) any obligation or liability owed to a Seller or Shareholder or any of their affiliates; and

      (xiii) any obligation or liability set forth in
Schedule 1.2(b).

1.3 Defined Terms. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference.

    "Acquired Assets" shall have the meaning set forth in
Section 1.1(a) of this Agreement.

    "Adjusted Amount" shall have the meaning set forth in
Section 2.2(d) of this Agreement.

     "Assumed Liabilities" shall have the meaning set forth in Section 1.2(a) of this Agreement.

    "Assumption Agreement" shall mean an agreement in the form attached to this Agreement as Exhibit A.

     "Authorizations" shall mean all franchises, licenses, permits, consents, easements, rights, applications, filings, registrations and other authorizations from any foreign, domestic, federal, state or local governmental authority relating exclusively or primarily to the conduct of the Business.

      "Average Period" shall have the meaning set forth in
Section 2.2(d) of this Agreement.

     "Average Price" shall have the meaning set forth in
Section 2.2(d) of this Agreement.

     "Balance Sheet Date" shall mean May 31, 1996.

     "Bill of Sale" shall mean a general assignment and bill of sale in the form attached to this Agreement as Exhibit B.

     "Business" shall have the meaning set forth in Recital A to this Agreement.

     "Buyer" shall have the meaning set forth in the Preamble to this Agreement.

     "Buyer Documents" shall mean this Agreement, the Assumption Agreement, the Registration Rights
Agreement, the IDI License and all other agreements related thereto to be delivered by Buyer.

     "Buyer's Common Stock" shall mean the Common Stock,
$.01 par value, of Data Systems Network Corporation.

     "CAD" shall have the meaning set forth in Section
1.1(b) of this Agreement.

     "Claim" shall have the meaning set forth in
Section 7.3 of this Agreement.

     "Claimant" shall have the meaning set forth in
Section 7.3 of this Agreement.

    "Closing" shall have the meaning set forth in Section
6.1 of this Agreement.

     "Closing Balance Sheet" shall mean a statement of accounts prepared by Sellers and Shareholder as of the close of business on the Effective Date reflecting the book value of the Acquired Assets and the Assumed Liabilities as of such date, in each case prepared in accordance with generally accepted accounting principles and consistent with the Preclosing Balance Sheet and Sellers' and
Shareholder's financial records, which have been maintained in accordance with generally accepted accounting principles, except as agreed to by the Buyer and Sellers and set forth in the notes thereto.

     "Closing Date" shall have the meaning set forth in
Section 6.1 of this Agreement.

     "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985 (including any amendments thereof, and the regulations and published interpretations thereunder).

     "Contracts" shall mean contracts, leases, mortgages, indentures, agreements, Plans, instruments, undertakings, commitments, obligations, purchase and customer orders, insurance policies, warranties and all other legally binding arrangements, whether oral or written, to which a Seller or Shareholder is a party and which relate exclusively or primarily to the Business.

     "Defending Party" shall have the meaning set forth in
Section 7.3(b) of this Agreement.

      "Effective Date" shall mean September 3, 1996.

     "Environmental Laws" shall mean (i) any
federal, state and local law, statute, ordinance, rule, regulation, license, permit, Authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, relating to pollution (or the cleanup of the environment), human health or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including its surface and subsurface), plant and animal life or any other natural resource, or concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Hazardous Substances, in each case as amended, and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental
Law includes, without limitation, the Federal
Comprehensive Environmental Response Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act; the Federal Water Pollution
Control Act; the Federal Clean Air Act; the Federal
Clean Water Act; the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto); the Federal
Solid Waste Disposal Act; the Federal Toxic
Substances Control Act; the Federal Insecticide,
Fungicide and Rodenticide Act; the Federal
Occupational Safety and Health Act of 1970; the
Michigan Air Pollution Act; the Michigan
Environmental Protection Act; the Michigan
Environmental Response Act; the Michigan Goemaere-
Anderson Wetland Protection Act; the Michigan
Hazardous Waste Management Act; the Michigan Inland
Lakes and Streams Act; the Michigan Leaking
Underground Storage Tank Act; the Michigan Liquid
Industrial Wastes Act; the Michigan Polychlorinated
Biphenyls Compounds Act; the Michigan Safe Drinking
Water Act; the Michigan Solid Waste Management Act;
the Michigan Underground Storage Tank Regulatory
Act; and the Michigan Water Resources Commission
Act; in the case of each, as amended and as now or hereafter in effect.

     "ERISA" shall mean the Employee Retirement
Income Security Act of 1974 (including any amendments thereof, and the regulations and published interpretations thereunder).

    "Excluded Assets" shall have the meaning set forth in
Section 1.1(b) of this Agreement.

     "Excluded Liabilities" shall have the meaning set forth in Section 1.2(b) of this Agreement.

     "Hazardous Substance" means any substance presently listed, defined, designated, considered or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum, petroleum product, or petroleum-derived substance or waste, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "IDI" shall have the meaning set forth in the Preamble to this Agreement.

     "IDI License" shall mean an agreement
substantially in the form attached to this Agreement as Exhibit G.

     "Indemnitor" shall have the meaning set forth in
Section 7.3 of this Agreement.

     "Intellectual Property Rights" shall mean all of Sellers' and Shareholder's right, title and interest in, to and under all domestic and foreign patents (including all reissues, divisions, continuations, and extensions thereof), patent applications, patent rights, inventions, improvements to inventions, drawings, designs, proprietary information or other rights with respect thereto, trademarks, trademark registrations, service marks, service mark applications, trademark registration applications, tradenames used by a Seller or Shareholder either exclusively or primarily in connection with the Business, all other names and slogans embodying business, product or service goodwill (excluding the names "Information
Decisions, Incorporated" and "SofTech, Inc."), all variations of such names, copyrights, computer software, specifications, data, designs, trade secrets, technology, know-how, processes and confidential and proprietary information used by a Seller or Shareholder either exclusively or primarily in connection with the Business (including any being developed) and all goodwill associated therewith, whether or not subject to statutory registration, and all license agreements to which a Seller or Shareholder is a party (as licensor or licensee) relating to any of the foregoing.

     "IRC" shall mean the Internal Revenue Code of 1986 (including any amendments thereof, and the regulations and published interpretations thereunder).

     "IRS" shall mean the Internal Revenue Service.

     "Issued Rights and Applications" shall have the meaning set forth in Section 3.16 of this Agreement.

     "Knowledge" shall mean actual knowledge of senior management of the respective party, after reasonable investigation.

     "Laws" shall mean all laws, ordinances, orders, regulations and other governmental requirements.

     "License Agreements" shall have the meaning set forth in Section 3.16 of this Agreement.

     "Litigation" shall have the meaning set forth in
Section 5.9 of this Agreement.

     "Losses" shall have the meaning set forth in Section
7.1 of this Agreement.

     "M.C.L.A." shall mean the Michigan Compiled Laws
Annotated.

     "MESC" shall have the meaning set forth in Section
5.2(b) of this Agreement.

     "MESC Form 1027" shall have the meaning set forth in
Section 5.2(b) of this Agreement.

     "Michigan Tax Certificate" shall have the meaning set forth in Section 5.2(a) of this Agreement.

     "Net Asset Value" shall have the meaning set forth in
Section 2.2(c) of this Agreement.

     "1933 Act" shall have the meaning set forth in
Section 3.8 of this Agreement.

     "Notice" shall mean a written notification describing, with reasonable specificity, a breach of representation or warranty or any other claim for indemnity.

     "Permitted Liens" shall have the meaning set forth in
Section 3.10 of this Agreement.

     "Plans" shall mean all plans, contracts, programs and arrangements with respect to employees engaged in the Business, including, but not limited to employment agreements, union contracts and supplemental agreements, pensions, profit sharing arrangements, bonuses, deferred compensation, retirement, stock option, restricted stock, phantom stock, disability, death benefit, severance, medical and hospitalization, insurance, vacation, dependent care, salary continuation, and other employee benefit plans, programs or arrangements, now or at any time maintained by a Seller or Shareholder or under which a Seller or Shareholder has or had any obligations in respect of any employee engaged in the Business.

     "Preclosing Balance Sheet" shall mean the unaudited statement of accounts of the Business as of the close of business on July 31, 1996 reflecting the book value of the Acquired Assets and Assumed
Liabilities as of such date, in each case prepared in accordance with generally accepted accounting principles and consistent with Sellers' and Shareholder's financial records, which have been maintained in accordance with generally accepted accounting principles, except as agreed to by the Buyer and Sellers and set forth in the notes thereto.

      "Purchase Price" shall have the meaning set forth in
Section 2.1 of this Agreement.

     "Registration Rights Agreement" shall mean an agreement substantially in the form attached to this Agreement as Exhibit E.

     "SCI" shall have the meaning set forth in the Preamble to this Agreement.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Reports" shall have the meaning set forth in
Section 4.6 of this Agreement.

     "Securities Laws" shall have the meaning set forth in
Section 4.6 of this Agreement.

     "Seller" and "Sellers" shall have the meaning set forth in the Preamble to this Agreement.

     "Seller Documents" shall mean this Agreement, the Bill of Sale, the IDI License, the Registration
Rights Agreement and all other agreements, conveyances and assignments related thereto to be delivered by a Seller or Shareholder.

     "Seller Financial Statements" shall mean unaudited, internal statements of revenues and contribution margin for the fiscal year ended May
31, 1996, and related unaudited, internal statements of assets and liabilities at May 31, 1996, relating to the Business, prepared by Sellers and Shareholder in the normal course of business, which statements were derived from Sellers' and Shareholder's books and records.

    "Shareholder" shall have the meaning set forth in the Preamble to this Agreement.

     "Taxes" shall mean any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under the laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof).

     "Tax Returns" shall mean all federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by a

Seller or Shareholder.

     II.  PURCHASE PRICE

     2.1  Purchase Price.  The purchase price for
the Acquired Assets shall be 540,000 shares of Buyer's Common Stock and $890,000 (collectively, the
"Purchase Price") subject to the post-closing adjustments described in Section 2.2.


    2.2 Payment of Purchase Price. The Purchase Price shall be paid as follows:

     (a) At the Closing, Buyer shall pay to Sellers the sum of $890,000 by wire transfer of immediately available federal funds to such account(s) as Seller shall designate;
     (b)  At the Closing, Buyer shall deliver to
Shareholder a certificate representing the shares of Buyer's Common Stock to be conveyed pursuant to
Section 2.1;
     (c) A post-closing adjustment to the Purchase Price shall be made as follows:

          (i)  Within thirty (30) days after the
Closing, a Closing Balance Sheet will be prepared by Sellers and Shareholder and shall be furnished to Buyer. With respect to the preparation of the Closing Balance Sheet, Sellers and Shareholder agree that the Buyer and the Buyer's independent public accountants and other representatives shall have the right to review and observe the taking of a physical inventory of the tangible Acquired Assets and shall have full and complete access during regular business hours to all books and account, workpapers and other records and files of Sellers and Shareholder in the possession or under the control of Sellers and Shareholder, and Sellers and Shareholder shall use their reasonable best efforts to cause their independent public accountants to provide such access to all workpapers (including, without limitation, workpapers relating to the audit of Shareholder's consolidated financial statements as of and for the fiscal years ended May 31, 1995 and 1996) and supporting collateral documents of or in the possession of such accountants. Sellers will provide Buyer with written notice at least five business days prior to the taking of such physical inventory of the time and place at which such physical inventory will be taken. The Closing
Balance Sheet, together with notes thereto, shall
(A) be in accordance with the books and records of Sellers and Shareholder, (B) present fairly the financial information it purports to present regarding the Business as of such date, and (C) except as agreed to by Buyer and Sellers and disclosed in the notes thereto, be prepared in accordance with generally accepted accounting principles on a basis consistent with the Preclosing Balance Sheet, the Sellers' and Shareholder's financial records and the information disclosed in the Shareholder's consolidated financial statements and notes thereto filed as part of Shareholder's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 with respect to the Acquired Assets and the Assumed Liabilities. The
Closing Balance Sheet shall be reviewed by Buyer within thirty (30) days of the date it is furnished to Buyer. If any questions should arise during such review which Sellers and Buyer cannot resolve between themselves, such questions shall be referred to the independent accountants representing each of the parties, who shall within fifteen (15) days thereafter attempt to resolve such questions, and any decision mutually agreeable to such accountants shall be binding upon both Seller and Buyer. If, after fifteen (15) days, the independent accountants of Sellers and Buyer are unable to arrive at a resolution of any issue relating to the Closing
Balance Sheet, such independent accountants will appoint a third accounting firm satisfactory to each of them, which shall be directed to resolve such questions within thirty (30) days thereafter, and whose decision shall be final and binding on both parties. One-half of the cost of such third accounting firm shall be paid by Sellers and one-half of such cost shall be paid by Buyer.

          (ii) If the value of the Acquired Assets less the value of the Assumed Liabilities shown on the Closing Balance Sheet (the "Net Asset Value") is less than $200,000, Sellers shall pay the amount of such deficiency in cash (without interest) to Buyer within ten (10) days after the date on which Buyer and Sellers shall have indicated their agreement to the Closing Balance Sheet (or the date on which any disputes relating to the Closing Balance Sheet shall have been resolved as provided in (i) above). If the Net Asset Value is greater than $200,000, Buyer shall pay the amount of such excess in cash (without interest) to Sellers within ten (10) days after the date on which Buyer and Sellers shall have indicated their agreement to the Closing Balance Sheet (or the date on which any disputes relating to the Closing
Balance Sheet shall have been resolved as provided in (i) above).

     (d) A further post-closing adjustment to the Purchase Price shall be made as follows:

          (i)  If the average price per share of the
Buyer's Common Stock (the "Average Price") during the "Average Period" is less than $4.50, then Buyer, no later than the 7th day after the last day of the Average Period, shall provide Shareholder with a schedule setting forth the calculation of the Average Price and shall pay to Shareholder by wire transfer in cash (without interest) an amount
("Adjusted Amount") equal to the product of (A)
$4.50 less the Average Price, multiplied by (B)
540,000; provided, that Buyer shall not be required to pay more than a total of $540,000 pursuant to this Section 2.2(d); further provided, that if the Average Price is $4.50 or greater for the 30-day period ending on the date Shareholder distributes the shares of Buyer Common Stock it receives pursuant to this Agreement pro rata to its stockholders, Buyer shall not be required to make any payment pursuant to this Section 2.2(d).

          (ii) For purposes of determining the
Average Price, (A) the price per share on any day on which the Buyer's Common Stock is traded on the Nasdaq Stock Market shall be the average of the reported high and low sales prices for such day; (B) the Average Price shall be equal to the sum of such daily average prices divided by the number of days during such 30-day period on which the Buyer's
Common Stock was traded on the Nasdaq Stock Market;
and (C) any day on which the Buyer's Common Stock is not traded on the Nasdaq Stock Market during such 30-day period shall be disregarded.

          (iii) "Average Period" shall mean the 30-day period beginning on the 181st day following the Closing Date; provided, that if Shareholder distributes the shares of Buyer's Common Stock it receives pursuant to this Agreement pro rata to its stockholders and if the distribution date for such distribution occurs less than 90 days prior to the 210th day following the Closing Date, the Average
Period shall not begin until the 60th day after such distribution date and shall continue for 30 days thereafter.


   III.  REPRESENTATIONS AND WARRANTIES OF SELLERS
AND SHAREHOLDER

     Each Seller and Shareholder hereby, jointly and severally, represents and warrants to Buyer as follows:

3.1 Organization. Each Seller and Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Seller and Shareholder has all requisite power and authority to own or lease its properties and assets as now owned or leased and to carry out its business as and where now being conducted. The copies of each Seller's charter and bylaws, as amended to date, and Shareholder's charter and bylaws, as amended to date, which have been delivered to Buyer, are correct and complete and are in full force and effect.

     3.2  Qualification; Location of Business and
Assets. Each Seller and Shareholder is duly licensed
or qualified to do business as a foreign corporation
and is in good standing in each jurisdiction where
the character of the properties owned or leased or
the nature of activities conducted therein by
Sellers or Shareholder, as the case may be, require
such qualification except where the failure to be so
licensed or qualified would not have a material
adverse effect on the conduct of the Business.  Set
forth on Schedule   3.2 is each location where a
Seller or Shareholder has a place of business or owns or leases property used in the operation of the Business. All of the employees engaged exclusively or primarily in the conduct of the Business are located in the States of Michigan, New York and North Carolina.

     3.3  Authorization, Consent and Enforceability.
The execution, delivery and performance of the Seller Documents have been duly authorized by all necessary corporate and shareholder action on the part of Sellers and Shareholder. Except as set forth on Schedule 3.3, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority or of any party to any material Contract to which a Seller or Shareholder is a party or to which any of the Acquired Assets is subject, is required for the execution, delivery and performance of this Agreement by Sellers and Shareholder. This
Agreement and the other Seller Documents have been duly executed and delivered by Sellers and Shareholder and constitute the legal, valid and binding obligations of Sellers and Shareholder, enforceable against them in accordance with their respective terms. All of each Seller's capital stock is owned by Shareholder.

     3.4 Subsidiaries and Investments. Except as set forth on Schedule 3.4, Sellers and Shareholder hold no stock or other interest, either of record, beneficially or equitably, in any firm, venture, corporation, partnership or other entity and have no subsidiaries.

     3.5 No Conflict or Violation. Neither the execution nor delivery of this Agreement or the other Seller
Documents, nor the consummation by Sellers or Shareholder of the transactions contemplated hereby or thereby, nor the compliance with and fulfillment of the terms and provisions hereof or thereof by Sellers and Shareholder will violate any provision of the charter or bylaws of a Seller or Shareholder or violate, conflict with or result in a breach of or constitute a default under, any term, condition, or provision of (a) any existing Law to which a Seller or Shareholder is subject, (b) any order, judgment, injunction, award or decree of any court, arbitrator, or governmental or regulatory official, body or authority which is applicable to a Seller or Shareholder, or (c) any material Contract to which a Seller or Shareholder is a party, by which any of them may have rights or by which any of the Acquired
Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of a Seller or Shareholder thereunder, or result in the creation of any lien, charge or encumbrance on any of the Acquired Assets.

    3.6  Financial Condition and Liabilities.  The Seller
Financial Statements and the Preclosing Balance
Sheet, attached hereto as Schedules 3.6A and 3.6B, respectively, (a) are correct and complete and consistent with the books and records of Sellers and Shareholder; (b) have been prepared in accordance with Sellers' and Shareholder's internal accounting practices and procedures with respect to the preparation of the Shareholder's consolidated financial statements, which consolidated financial statements are prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved in conformity with past practice, except as stated therein; (c) fairly present the information they purport to present for the periods indicated; and (d) with respect to the Seller Financial Statements,subject to the proviso at the end of the following sentence, reflect all costs incurred in the operation of the Business.
Sellers and Shareholder have no liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise relating to the Business, the Acquired Assets or the Assumed
Liabilities except (x) to the extent fully reflected as a liability in the Seller Financial Statements
(to the extent required by generally accepted accounting principles) and (y) liabilities incurred in the ordinary course of business since the date of the Seller Financial Statements; provided, however, that such statements do not represent separate financial statements for the Business as a stand-alone entity nor do Sellers or Shareholder maintain such separate financial statements for the Business, and such statements include (to the extent indicated therein) allocations of certain shared services
(e.g., telecommunications) but do not include allocations of corporate overhead and certain other charges and expenses of Shareholder reported in its consolidated financial statements. The Closing
Balance Sheet will fairly present the Acquired
Assets and the Assumed Liabilities as of the Effective Date in accordance with the books and records of Sellers and Shareholder and will be prepared on a basis consistent with the preparation of the Preclosing Balance Sheet and the Seller
Financial Statements.
     3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7, since the Balance Sheet Date, there has not been any material adverse change in the business, condition (financial or otherwise), results of operations or assets of any Seller or Shareholder with respect to the Business. Without limiting the generality of the foregoing, since that date, Sellers and Shareholder have not with respect to the Business:
     (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any damage or risk of material loss to it or any of its assets or properties;

     (b) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales Contract or other encumbrance of any nature whatsoever, except for Permitted Liens;

     (c) made or suffered any amendment or termination of any agreement, Contract, commitment, lease or Plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

     (d) suffered any damage, destruction or loss, whether or not covered by insurance, (i) adversely affecting its business, operations, assets, properties or prospects, or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $10,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

     (e) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

     (f) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

     (g) changed any of the accounting principles followed by it or the methods of applying such principles;

     (h) entered into any transaction, Contract or extension other than in the ordinary course of business consistent with past practice; or

     (i) operated the Business other than in the ordinary course consistent with past practice so as to preserve the Business intact, to keep available to the Business the services of employees of the Sellers and preserve the goodwill of its suppliers, customers, distributors and others having business relations with it.

          3.8  Investment Representation.
Shareholder is acquiring shares of Buyer's
Common Stock pursuant to this Agreement for its own account for investment purposes and not with a view to or for the transfer, assignment, resale or any unregistered distribution (as that term is defined under the Securities Act of 1933, as amended, or the regulations promulgated thereunder (collectively, the "1933
Act")) thereof, in whole or in part, except in compliance with the provisions of the 1933 Act or an exemption from registration thereunder.
Shareholder has no present plans to enter into any such contract, undertaking, agreement or arrangement in violation of the 1933 Act.
Shareholder understands that a stop-transfer order will be placed on the stock-transfer books of Buyerrespecting the certificates evidencing any shares of Buyer's Common Stock issued pursuant to this Agreement and that such certificates shall bear, until such time as such shares have been registered under the 1933
Act or shall have been transferred by means of an exemption therefrom in accordance with an opinion of counsel satisfactory to Buyer that such registration is not required, the following legend or one substantially similar thereto:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
     NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933, AS AMENDED, AND MAY NOT BE SOLD OR
     TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
     REGISTRATION STATEMENT UNDER SAID ACT OR AN
     OPINION OF COUNSEL SATISFACTORY TO DATA SYSTEMS
     NETWORK CORPORATION THAT SUCH REGISTRATION IS
     NOT REQUIRED.  TRANSFER OF THE SHARES REPRESENTED BY
     THIS CERTIFICATE IS ALSO SUBJECT TO AN ASSET
     PURCHASE AGREEMENT AND A REGISTRATION RIGHTS
     AGREEMENT, EACH DATED AS OF SEPTEMBER 12, 1996.
     VOTING RIGHTS OF THE SHARES REPRESENTED BY THIS
     CERTIFICATE ARE SUBJECT TO SUCH ASSET PURCHASE
     AGREEMENT. A COPY OF THE ASSET PURCHASE AGREEMENT
     AND THE REGISTRATION RIGHTS AGREEMENT ARE ON FILE AT
     THE REGISTERED OFFICE OF DATA SYSTEMS NETWORK
     CORPORATION.

plus any legend that may be required under any applicable state law.

     3.9 Inventories. (a) All inventory of Sellers included in Schedule 5.8: (i) was acquired and has been maintained in the ordinary course of the Business; (ii) is of good and merchantable quality; (iii) consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Business; and (iv) is valued at the lower of cost
(determined on a first in, first out basis) or market value on a basis consistent with that reflected in the Seller Financial Statements and the audited May 31, 1996 consolidated financial statements of Shareholder.

     3.10  Title.  Sellers own outright all of the
Acquired Assets (to the extent each Acquired Asset is capable of being owned), free and clear of all mortgages, claims, security interests, easements, rights of way, liens or other encumbrances of any nature whatsoever, except for liens set forth on Schedule 3.10 ("Permitted
Liens").

     3.11 Properties. Set forth on Schedule 3.11 is a correct list of all real and personal properties leased by Sellers in the Business. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of such real properties and, to the Knowledge of Sellers and Shareholder, no such proceeding is contemplated. Sellers and Shareholder have not received any notice of any violation of, or default under, any Law relating to leased properties used in the Business which remains uncured or has not been dismissed. All leases and licenses pursuant to which Shareholder and Sellers lease or license real or personal property from others and which are included in the Acquired Assets are valid and effective in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance). Sellers and Shareholder have received no notice of any state of facts that reasonably causes them to believe that such properties do not conform in all material respects to all applicable Laws or contractual requirements relating to their construction, use or operation.

     3.12 Condition of Acquired Assets. All of the buildings, structures and fixtures leased by a Seller or Shareholder for use in the Business and included in the Acquired Assets are in good operating condition and repair, subject only to ordinary wear and maintenance and are usable in the regular and ordinary course of business.
All of the personal property owned or leased by Sellers and Shareholder which is material to the Business, and included in the Acquired Assets is in good operating condition and repair, subject only to ordinary wear and maintenance, and is usable in the regular and ordinary course of business. No Person other than Sellers owns any equipment or other tangible assets or properties situated on the premises of Sellers and Shareholder used exclusively or primarily in the Business or necessary to the operation of the Business, except for leased items disclosed on Schedule 3.11 and for items of immaterial value.

     3.13  Benefit Plans.

     (a) Schedule 3.13 contains a true and complete list of all Plans.

     (b)  Except as specifically set forth in Schedule
3.13 with respect to any and all of the Plans: (i) Sellers and Shareholder are in compliance in all material respects with the requirements prescribed by any and all statutes, orders or governmental rules or regulations applicable to such Plans, including but not limited to ERISA and the IRC; (ii) neither Sellers and Shareholder nor any other
"disqualified person" or "party in interest," within the meanings of Section 4975 of the IRC and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transactions," as such term is defined in Section 4975 of the IRC or Section 406 of ERISA, which could, following the Closing Date, subject any Plan (or its related trust), the Buyer or any officer, director or employee of the Buyer, to any tax or penalty imposed under the IRC or ERISA; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Sellers and Shareholder, threatened against any Plan or against the assets of any Plan; and (iv) there are no leased employees (as defined in IRC Section 414(n)) that must be taken into account under any Plan pursuant to IRC Section 414(n)(3).

     (c) No Plan is a "multiple employer plan," within the meaning of the IRC or ERISA, or a "multiemployer plan," within the meaning of Section 3(37) of ERISA.

     (d) Sellers and Shareholder have complied with the reporting and disclosure requirements of ERISA and with applicable federal and state securities laws.

     (e) Sellers and Shareholder have made or will make by the time required by applicable law all required employer contributions, including any salary deferrals and matching contributions, to each Plan which is a defined contribution plan (as defined in ERISA Section 3(34)) for all prior plan years and for the current plan year through the Closing Date.

     3.14 Tax Returns and Taxes.

     (a) All Tax Returns with respect to any Taxes have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Sellers and Shareholder for Taxes for periods, property or events covered thereby.

    (b) All Taxes, including without limitation, those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Sellers or Shareholder, have been properly accrued or paid.

     (c) There are no Tax liens (other than any lien for current Taxes not yet due and payable) on any of the assets or properties of Sellers or Shareholder.

     (d) Sellers and Shareholder have no Knowledge of any basis for any additional assessment of any Taxes.

     (e) Sellers and Shareholder have made all deposits required by Law to be made with respect to employees' withholding and other employment Taxes, including without limitation the portion of such deposits relating to Taxes imposed upon Sellers and Shareholder.

   3.15 Authorizations. Sellers own, hold, possess or lawfully use in the operation of the Business all Authorizations which are necessary to conduct the Business as now conducted or for the ownership and use of the Acquired Assets, free and clear of all liens, charges, restrictions and encumbrances and in material compliance with all Laws. All such Authorizations are listed on
Schedule 3.15. Sellers are not in default, nor have they received any notice of any claim of default, with respect to any such Authorization. To the Knowledge of Sellers and Shareholder, all such Authorizations are in full force and effect and are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. Except as set forth on Schedule 3.15, no notice to, declaration, filing or registration with, or Authorization, consent or approval of, or Authorization from, any governmental or regulatory body or authority, or any other person or entity, is necessary to be made or obtained by Sellers or Shareholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the Agreement.

   3.16 Patents, Trademarks, Licenses etc.  Set forth on
Schedule 3.16 is a correct and complete list of: (a) all domestic and foreign (i) patents and registered trademarks, tradenames and service marks held, owned or used by a Seller or Shareholder exclusively or primarily in the Business, and (ii) patent, trademark, tradename and service mark applications filed in connection with the Business ((i) and (ii) collectively referred to herein as the "Issued Rights and Applications"), (b) all license and other agreements allowing a Seller or Shareholder to use intellectual property rights of third parties in the United States or foreign countries entered into by a Seller or Shareholder exclusively or primarily for use in the Business (the "License Agreements"), and (c) all other individually identifiable Intellectual Property Rights which are material to the Business. Except as set forth on Schedule 3.16, (x) no other Intellectual Property
Rights are required or necessary for Sellers to conduct the Business in the normal course in accordance with past practice, (y) Sellers have and own all right, title and interest in and to or have the right to use all of the Intellectual Property Rights that are material to the Business (including the exclusive right to use, sell, license or dispose of such rights and to bring actions for infringement thereof) free and clear of any claims, liens, licenses or encumbrances and (z) no person or entity has a right to receive a royalty or similar payment in respect of any of the Intellectual Property Rights of the Sellers relating exclusively or primarily to the Business. Sellers and Shareholder have taken appropriate actions and made appropriate applications and filings pursuant to applicable federal and state law to perfect, protect and maintain its interests in the Issued Rights and Applications that are material to the Business. Except as set forth in Schedule 3.16, neither Sellers nor Shareholder have Knowledge of any infringements of, or claims or assertions of infringement of, any of the Intellectual Property Rights owned by a Seller, and no Seller or Shareholder has taken or, to Sellers' and Shareholder's Knowledge, omitted to take, any action which would have the effect of waiving any of their respective rights relating to any of such Intellectual Property
Rights that are material to the Business. There have been no claims, and, to the Knowledge of Sellers and Shareholder, there is no reasonable basis for any material claim, challenging the scope, validity or enforceability of any of the Intellectual Property Rights that are material to the Business. To the Knowledge of Sellers and Shareholder, the manufacture, sale or use of any products now or heretofore manufactured or sold by the Business did not and does not infringe (nor has any claim been made that any such action infringes) the intellectual property rights of others. Each of the License Agreements is in full force and effect and there has occurred no default on the part of a Seller which is continuing in respect of any License Agreement.

   3.17 Litigation and Proceedings. Except as set forth on Schedule 3.17, there is no litigation, investigation, arbitration or proceeding pending or, to the Knowledge of Sellers and Shareholder, threatened against any of the Sellers or the Shareholder or affecting the Business, the result of which could materially adversely affect the Business, the Acquired Assets or the transactions contemplated hereby. There are presently pending no outstanding judgments, decrees, orders or assessments of fines or penalties of any court or any governmental or administrative agency against or affecting the Acquired
Assets or the Business.  Schedule 3.17 lists all fines
(civil and criminal), penalties, written claims (other than short or long-term disability or medical claims), actions, suits, settlement agreements, administrative or arbitration proceedings or investigations completed and any final order, writ, judgment, injunction, decree, determination or other award of any court or any governmental agency issued, which is related to the Business or the Acquired Assets, from January 1, 1994 to the date hereof, in each case to the extent that any one of the foregoing items involves an amount in excess of $10,000.

    3.18 Compliance with Laws.  Except as set forth on
Schedule 3.18, (a) the Business has been conducted in compliance in all material respects with all applicable
Laws, whether federal, state, local or foreign, and (b)
Sellers and Shareholder are not in default under or in violation of any Law promulgated by any governmental agency having authority over them which default or violation would have material adverse effect on the Business or the Acquired Assets. No notice, citation, summons or order has been issued and no investigation or review is pending or, to the Knowledge of Sellers and Shareholder, threatened by any governmental or other entity with respect to any alleged violation by a Seller or Shareholder of any such Laws with respect to the Business or the Acquired Assets nor, to the Knowledge of Sellers and Shareholder, is there any event or condition presently existing which would reasonably be expected to constitute a material default or violation. Sellers have given to the employees listed on Schedule 3.22 any written notice required by M.C.L.A. 423.506 and have complied with M.C.L.A. 423.507 with respect to the release of information from personnel records and have complied with all other Laws with respect to the release of information from personnel records.
     3.19 Insurance Coverage. Set forth on Schedule 3.19 is a complete and correct list of all policies of insurance relating to the Business, or covering any of the Acquired Assets, indicating for each policy the carrier, risks insured against, coverage limits, deductible amounts, premium rate, expiration date, all outstanding claims thereunder and whether the terms of such policy provide for retrospective premium adjustments. All such policies are outstanding and in full force and effect and shall be kept in full force and effect by Sellers and Shareholder through the Closing Date.
     3.20 Contracts.  Except as set forth on Schedule
3.20, none of the Sellers nor Shareholder is or currently proposes to become a party to any of the following exclusively or primarily relating to the Business:
          (a)  Contract involving the provision of
products and/or services by a Seller or Shareholder in exchange for consideration of $10,000 or more;
          (b) Contract to lease real or personal property or;
          (c)  Any other Contract to be transferred or
assigned hereunder.
Except as set forth on Schedule 3.20, each of the Contracts listed on Schedule 3.20 in response to this Section under which Buyer is to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms and sets forth in writing all obligations of Sellers and Shareholder thereunder except as otherwise arising by operation of Law; Sellers and Shareholder are, and to the Knowledge of Sellers and Shareholder all other parties thereto are, in compliance in all material respects with the provisions thereof;
Sellers and Shareholder are not, and to their Knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 3.20, no Contract described in Schedule 3.20 requires the consent of any party to its assignment in connection with the transactions contemplated hereby. True and complete copies of all Contracts listed on Schedule 3.20 have been delivered to Buyer.

     3.21 Product Liability and Warranty Claims. Except as set forth on Schedule 3.21, there are no liabilities of or claims against a Seller or Shareholder and, to the Knowledge of Sellers and Shareholder, no liabilities or claims are threatened against a Seller or Shareholder, with respect to any product liability (or similar claim) of a Seller or Shareholder or product warranty (or similar claim) of a Seller or Shareholder that relates to any product manufactured or sold by a Seller or Shareholder in the Business, except for standard warranty and maintenance obligations made in the ordinary course of the Business to purchasers of its products and services. To the Knowledge of Sellers and Shareholder, there are no facts or circumstances which might reasonably give rise to any such material liabilities or claims, except for such standard warranty and maintenance obligations.

     3.22 Employee Relations.  Except as set forth on
Schedule 3.22, no Seller or Shareholder is a party to any labor agreement with respect to their respective employees with any labor organization, union, group or association, and no employee unions (nor any other similar labor or employee organizations under local statutes, custom or practice) exist or have existed during the past three years covering employees of a Seller or Shareholder engaged in the Business. In the past three years, except as set forth on Schedule 3.22, Sellers and Shareholder have not experienced and are not experiencing any attempt by organized labor or its representatives to make a Seller or Shareholder conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover such employees. Except as disclosed on Schedule 3.22, there is no labor strike or labor disturbance pending or, to the Knowledge of Sellers and Shareholder, threatened against a Seller or Shareholder nor is any grievance currently being asserted by any past or present employee, and in the past five years, Sellers and Shareholder have not experienced a work stoppage or other labor difficulty other than routine grievances in the ordinary course of business which are no longer pending. Except as set forth on Schedule 3.22
(including, without limitation, any equal employment or similar claim), with respect to the employment of employees engaged in the Business, Sellers and Shareholder are in compliance in all material respects with all applicable Laws respecting employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against a Seller or Shareholder pending or to the knowledge of Seller or Shareholder, threatened before the National Labor
Relations Board or any other domestic or foreign governmental agency with respect to employees engaged in the Business and Sellers and Shareholder do not have any Knowledge of any facts or information which would give rise to any material such charge or complaint. To the Knowledge of Sellers and Shareholder (but without the obligation to conduct an independent investigation with regard thereto), the services of all employees of Sellers and Shareholder engaged in the Business and listed on
Schedule 3.22 will continue to be available for the continuation of the Business after consummation of the transactions contemplated hereby. Schedule 3.22 lists the names, positions and current pay rates of all employees of a Seller or Shareholder engaged exclusively or primarily in the Business and a summary of all compensation paid to such employees (including bonus and incentive compensation, stated separately) for the fiscal year ended
May 31, 1996 and estimated for the current fiscal year.

     3.23 Insider Interests.  Except as set forth on
Schedule 3.23, (i) no officer or director of a Seller or Shareholder has any interest in any property, real or personal, tangible or intangible, including, without limitation, the Intellectual Property Rights used in or pertaining to the Business, (ii) no such person has any business relationship with a Seller, except as an officer, employee or director and except for Shareholder's rights as a shareholder of Sellers, and (iii) none of the Sellers, their officers and directors, Shareholder or its officers and directors owns directly or indirectly or has any controlling investment in any corporation or other entity which is a competitor of or which does business, directly or indirectly with the Business.

     3.24 No Other Agreements to Sell the Acquired Assets.
Neither Sellers nor Shareholder have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Buyer to sell, assign, transfer or effect a sale of the Acquired Assets, to sell or effect a sale of all or substantially all of the assets of a Seller, to sell or effect a sale of a majority of the capital stock of a Seller, to effect any merger, consolidation or other reorganization of a Seller, or to enter into any agreement or cause the entering into an agreement with respect thereto.

     3.25 Purchase Commitments and Outstanding Bids. All accepted and unfulfilled orders for the sale of merchandise or services entered into by a Seller or Shareholder exclusively or primarily in the Business, and the aggregate of all Contracts or commitments for the purchase of merchandise or supplies by them exclusively or primarily in the Business, were made in the ordinary course of business consistent with past practice. Except as set forth on Schedule 3.25, as of the date of this Agreement, there are no claims against a Seller or Shareholder to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.
Except as set forth on Schedule 3.25, there is no outstanding bid, proposal, Contract or unfilled order which relates to the Acquired Assets which is or would, if accepted, reasonably be expected to result in a net loss to a Seller or Shareholder. Except as reflected on
Schedule 3.25, Sellers and Shareholder have no prepayments or deposits from customers for products to be shipped, or services to be performed in the Business, by a Seller or Shareholder after the Closing Date.

   3.26 Customers, Distributors and Suppliers.  Schedule
3.26 sets forth a complete and accurate list of the names and addresses and nature of the relationship between a Seller and (i) customers, distributors and other agents and representa- tives of the Business with annual sales greater than $100,000 during the fiscal year ended May 31, 1996, showing the approximate total sales in dollars by Sellers and Shareholder to each such customer during such fiscal year with respect to the Business; and (ii) suppliers of the Business with purchases greater than $100,000 during the fiscal year ended May 31, 1996, showing the approximate total purchases in dollars by Sellers and Shareholder from each supplier during such fiscal year. Except as set forth on Schedule 3.26, since
May 31, 1996, there has been no material adverse change in the business relationship of Sellers and Shareholder with any customer, distributor or supplier named in Schedule
3.26. Except as set forth on Schedule 3.26, Sellers and Shareholder have not received direct communication from any customer, distributor or supplier named on Schedule
3.26 of any intention to terminate or materially reduce purchases from or supplies to Sellers and Shareholder. As a result of the transactions contemplated hereby, no payment, penalty, or other similar obligation or remuneration may or will be required to be made or paid by Buyer or Sellers to any such customer, distributor, agent or other representative under any of the Contracts being assumed by Buyer as part of the Acquired Assets.

     3.27 Payments.  Neither the Sellers nor the
Shareholder has directly, nor has any current agent, current representative or current employee of any of them has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the Business, the Acquired Assets or the operations of Sellers and Shareholder relating thereto, which is, or may be with the passage of time or discovery, illegal under any federal, state or local Law (including, without limitation, the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; and Sellers and Shareholder have not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and Sellers and Shareholder have at all times done business in an open and ethical manner.

     3.28 Conduct of Business. The Acquired Assets and the assets described in Section 1.1(b) hereto (with the exception of Section 1.1(b)(vii)) are all of the assets used exclusively or primarily by Sellers and Shareholder to conduct the Business as currently being conducted.

     3.29 Brokers and Finders. No Seller or Shareholder has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for a Seller or Shareholder, in connection with this Agreement or the transactions contemplated herein, except for Covington Associates, whose fees shall be paid by Sellers and Shareholder.

     3.30 Minutes. Sellers and Shareholder acknowledge that Buyer had no opportunity to review the minute books of Sellers or Shareholder prior to the Closing. Sellers and Shareholder affirm that such minute books contain no information that would be in any way inconsistent with the representations and warranties made in this Article III.

     3.31 Disclaimer.  EXCEPT FOR THE REPRESENTATIONS AND
WARRANTIES CONTAINED HEREIN, SELLERS AND SHAREHOLDER
DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY,
INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR
PURPOSE.
     IV.  REPRESENTATIONS AND WARRANTIES OF BUYER
    Buyer hereby represents and warrants to Sellers and Shareholder as follows:

     4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Buyer has all requisite power and authority to own or lease its properties and assets as now owned or leased and to carry out its business as and where now being conducted. The copies of Buyer's articles of incorporation and bylaws, as amended to date, which have been delivered to Sellers and Shareholder, are correct and complete and are in full force and effect.

     4.2 Authorization, Consent and Enforceability. The execution, delivery and performance of the Buyer Documents have been duly authorized by all necessary corporate and shareholder action on the part of Buyer. Except as set forth on Schedule 4.2, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority or of any party to any material contract to which Buyer is a party or to which any of its property or assets is subject, is required for the execution, delivery and performance of this Agreement and the other Buyer
Documents by Buyer.  This Agreement and the other Buyer
Documents have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer enforceable in accordance with their terms.

     4.3 No Conflict or Violation. Neither the execution nor the delivery of this Agreement or the other Buyer
Documents, nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor the compliance with and fulfillment of the terms and provisions hereof or thereof by Buyer will violate any provision of the articles of incorporation or bylaws of Buyer or violate, conflict with or result in a breach of or constitute a default under, any term, condition, or provision of (a) any existing Law to which Buyer is subject, (b) any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Buyer, or (c) any material agreement or instrument to which Buyer is a party or by which it is bound.

     4.4  Shares Issued.  The shares of Buyer's Common
Stock issued pursuant to this Agreement are duly authorized and will, upon issuance in accordance with this Agreement, be validly issued, fully paid and non-assessable.

     4.5 Brokers and Finders. Buyer has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for Buyer, in connection with this Agreement or the transactions contemplated herein.

     4.6 SEC Filings. (a) Buyer has filed all required forms, reports and documents with the SEC since June 30, 1995 (collectively, the "SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the
"Securities Laws"). As of their respective dates (or, if such SEC Report was amended, as of the date of such amendment), the SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Buyer included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Buyer on a consolidated basis as of its date and each of the consolidated statements of income, stockholders' equity and cash flows of Buyer included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents the results of operations, stockholders' equity or cash flows, as the case may be, of Buyer on a consolidated basis for the periods set forth therein
(subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws. All registration statements filed by Buyer with the SEC since its Common Stock became registered under the Securities
Laws complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations promulgated thereunder. Buyer is, and will use its reasonable best efforts to remain, during the period required by the Registration Rights Agreement, eligible to use Form S-3 to register, on behalf of the Shareholder, the shares of Buyer's Common Stock issued pursuant to this Agreement. There are currently 2,715,000 shares of Buyer Common Stock issued and outstanding.

          (b)  Buyer has furnished to Sellers and
Shareholder true and complete copies of (i) its Form 10-K annual report for the year ended December 31, 1995, as filed with the SEC, (ii) its notice of annual meeting of shareholders and related proxy statement, dated May 30, 1996 as sent to shareholders for use in connection with the 1996 annual meeting of shareholders, and (iii) its Form 10-Q quarterly reports and any Form 8-K current reports filed with the SEC subsequent to December 31, 1995.
     4.7  Disclaimer.  EXCEPT FOR THE REPRESENTATIONS AND
WARRANTIES CONTAINED HEREIN, BUYER DISCLAIMS ALL
WARRANTIES, EXPRESS, IMPLIED OR STATUTORY.

     V.  POST-CLOSING OBLIGATIONS

     5.1 Covenant Not to Compete; Nonsolicitation. Until the third anniversary of the Closing Date, Sellers and Shareholder shall not, (a) in any geographic location in which Buyer currently does business or in which the Business is currently conducted by a Seller or Shareholder, engage or participate in or assist others in engaging or participating in the network integration business as an owner, general partner, controlling shareholder of a privately-held corporation or shareholder to the extent of five percent (5%) or more of the outstanding shares of a publicly-held corporation, either directly or indirectly, or (b) without Buyer's prior written consent, which consent will not be unreasonably withheld, directly or indirectly, solicit for employment, hire as an employee, consultant or contractor or otherwise engage any employee who was employed by a Seller or Shareholder in connection with the operation of the Business on the Closing Date or within six months prior to the Closing Date. Notwithstanding the foregoing, nothing shall restrict Sellers and Shareholder in any way from pursuing opportunities relating to and conducting its business that is not being sold to Buyer, principally its CAD division.

     5.2  Taxes.

     (a) State Taxes. Except as otherwise provided in this Agreement, Sellers and Shareholder shall comply with, and pay all taxes, interest, and penalties as may be due and unpaid under all state laws (including, without limitation, the laws of Michigan, Massachusetts, North
Carolina and New York) for periods prior to the close of business on the Closing Date and which relate to the Business, the Acquired Assets or the employees of a Seller or Shareholder engaged in the Business, including, without limitation, the provisions of M.C.L.A. 205.27a, and IDI shall deliver to the Buyer the receipt or certificate contemplated under M.C.L.A. 205.27a from the applicable
Michigan taxing authority showing that such taxes, including sales, use, withholding and single business tax, interest, and penalties have been paid or are not due (the
"Michigan Tax Certificate").

   (b) Unemployment Contributions; MESC Form 1027. IDI has completed a Business Transferor's Notice to Transferee of Unemployment Tax Liability and Rate ("MESC Form 1027") and has delivered such MESC Form 1027 in accordance with the provisions of M.C.L.A. 421.15(g) to Buyer at least two
(2) business days prior to the date hereof and such notice is true and correct in all material respects. IDI shall honor and make all applicable unemployment contributions and interest due to the Michigan Employment Security
Commission (the "MESC") with respect to its employees under all Michigan laws. Sellers and Shareholder shall make all applicable unemployment contributions and interest payments under all other applicable state Laws
(including, without limitation, the laws of North Carolina and New York) and shall timely provide all certificates and notices required under such Laws relating to unemployment contributions, including, without limitation, delivery to Buyer of a receipt or certificate showing that such unemployment contributions and interest have been paid or are not due, pursuant to N.C. Gen. Stat. 96-10.

     (c)  Sales or Transfer Taxes.  Buyer and Sellers
shall each pay one-half of any and all transfer taxes and
transfer document recording fees, if any, assessed on or
applicable to the conveyance of personal property
hereunder.
     5.3  Bulk Transfer Laws.  Buyer hereby waives com
pliance by Sellers and Shareholder with the provisions of
any so-called "bulk transfer law" of any jurisdiction in
connection with the sale of the Acquired Assets to Buyer.
Sellers and Shareholder, jointly and severally, agree to
indemnify and hold harmless Buyer, in accordance with
Article VII of this Agreement, from and against any and
all liabilities that may be asserted by third parties
against Buyer as a result of noncompliance with any such
bulk transfer law except with respect to the Assumed
Liabilities.
     5.4  Employee Matters.
     (a)  Employment Offer to Certain Employees.  The
employment by Sellers of all of the employees listed on
Schedule 3.22 shall cease at the Closing and Buyer shall
simultaneously offer employment to such employees.
Effective as of the Closing, Buyer shall make available to
such employees the group medical and other welfare plans
(within the meaning of Section 3(1) of ERISA) as are
provided to Buyer's employees.  Buyer shall waive any
preexisting condition restrictions and treat service time
with a Seller as service time with the Buyer for purposes
of determining eligibility and satisfying waiting period
requirements to participate in any such employee benefit
plans of Buyer.   Nothing contained in this Agreement
shall confer upon any employee of a Seller or Shareholder any right with respect to continuance of employment with Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of an employee at any time, with or without cause, or modify the terms and conditions of the employment, if any, of any such employee.

     (b)  Employee Benefit Plans.  Buyer, Sellers and
Shareholder agree as follows with respect to the employee benefit plans of Sellers and Shareholder:
          (i) COBRA Benefits. Sellers and Shareholder shall offer COBRA benefits, and will maintain Plans necessary to provide such benefits for the periods required by COBRA, to all of the employees of a Seller or Shareholder engaged in the Business as and to the extent required by COBRA.
          (ii) Assumed Plans. Buyer shall not assume any Plans of Sellers or Shareholder.
          (iii) Multiemployer Plans. Buyer shall have no obligation with respect to any multiemployer Plan or any multiemployer welfare Plan. Buyer shall not assume any liability or obligation with respect to any withdrawal liability that may result from the sale of assets to Buyer pursuant to this Agreement.
     (c) Accruals for Vacation Pay, Bonuses, Etc. Buyer shall provide to the employees listed in Schedule 3.22 the benefits relating to the reserves transferred to Buyer pursuant to Section 1.2(a)(ii).

     (d)  Obligations of Sellers and Shareholder.
Effective as of the Closing Date, except as otherwise specifically provided in this Section 5.4 and in Section
1.2(a), Sellers and Shareholder shall retain the liability for, and the responsibility for administration of, the accumulated benefit obligations of the employees of Sellers and/or Shareholder under all Plans of Sellers and/or Shareholder, and Sellers and Shareholder shall indemnify and hold harmless Buyer from and against all such liabilities.

     5.5 Third Party Consents. To the extent that rights of Sellers under any Contract or other Acquired Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Sellers and Shareholder, at their expense, shall use their reasonable best efforts to obtain any such required consent(s) as promptly as possible; provided, that in use of their reasonable best efforts under this Section 5.5, Sellers and Shareholder will not be obligated to pay any additional consideration or provide any guarantee in order to obtain any consent, approval or waiver. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers and Shareholder, to the maximum extent permitted by Law and the asset, shall act after the Closing as Buyer's agents in order to obtain for it the benefits thereunder and cooperate with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.
To the maximum extent permitted by Law and any Contract for which such a consent or assignment shall not have been obtained, Shareholder and Sellers agree to subcontract the Contract to Buyer, and Buyer agrees to perform the Contract in accordance with its terms.

     5.6  Press Releases.  Except as required by
applicable Law, no party to this Agreement shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved as to form and content by the other parties, which approval shall not be unreasonably withheld.

     5.7 Regulatory Filings; Financial Statements. The parties hereto shall prepare and give or make any necessary notices or filings under any other federal, state or local Laws (including, without limitation, reports on Form 8-K in accordance with the requirements of the Securities Laws) that may be required in connection with this Agreement and the transactions hereby contemplated. Sellers and Shareholder, at their own cost, as soon as reasonably practicable and in no event later than fifty (50) days after the Closing Date, shall (a) provide to Buyer such financial statements of the Business, with a report thereon by the independent public accountants of Shareholder, as are required by Rule 3-
05(b)(iv) of the SEC's Regulation S-X (or such shorter period as may be required by Rule 3-05 as determined by Buyer in good faith), and (b) use their reasonable best efforts to obtain the consent of Shareholder's independent public acountants to the use of such financial statements and report in the Current Report on Form 8-K to be filed by Buyer with the SEC.

     5.8  Post-Closing Inventory Purchases and Sales.
Sellers and Shareholder represent that Schedule 5.8 is a true, complete and correct list of the inventory of the Business owned by and in the possession of the Sellers on the Effective Date and, for each item of such inventory, an amount representing the lower of Sellers' cost
(determined on a first in, first out basis) or market value on a basis consistent with that reflected in the Seller Financial Statements and the audited May 31, 1996 consolidated financial statements of Shareholder. Buyer agrees that it will assist Sellers and Shareholder after the Closing Date in liquidating the inventory listed on
Schedule 5.8. To this end, with respect to each purchase order received by Buyer pursuant to the provisions of this Agreement or after the Closing Date until all of the items on Schedule 5.8 have been sold or have been returned to vendors for credit, Buyer agrees to first determine whether the corresponding items identified in the purchase order are included on Schedule 5.8 and remain unsold or unreturned by Sellers at such time, and if such is the case and such items are in good and merchantable condition, Buyer agrees to purchase from Sellers and Sellers agree to sell to Buyer such items of Sellers' inventory at a price equal to the amount for such item set forth on Schedule 5.8 (f.o.b. Sellers' shipping point).
The purchase price for such items will be paid by Buyer in cash no later than the fifth business day after such items are shipped. In addition, Buyer agrees (a) to assist
Sellers and Shareholder in returning items of inventory listed on Schedule 5.8 to vendors for credit; (b) to cooperate with Sellers in good faith in their attempts to arrange the sale or return of items which, after the Closing Date, are no longer in good and merchantable condition; (c) to provide Shareholder with a complete and correct report of all shipments of such items on a bi-weekly basis; (d) not to remove the inventory from its current location except in connection with such shipments;
(e) to provide Shareholder with full access to such inventory during regular business hours upon reasonable advance notice; (f) to execute, at Shareholder's expense, such documentation as may be reasonably requested by Shareholder to acknowledge Sellers' ownership of such inventory, including Uniform Commercial Code notice filings; and (g) to the extent such inventory is in Buyer's possession, to take reasonable care of the inventory equivalent to the care Buyer takes with regard to its own inventory. Sellers and Shareholder agree to provide Buyer with an updated Schedule 5.8 on a bi-weekly basis listing those items which continue to be available for sale and are in good and merchantable condition, and with such updated Schedule 5.8 shall separately list on a supplemental schedule (x) items which have been shipped pursuant to an order from Buyer since the most recent report, (y) items which have been removed from Schedule
5.8 since the most recent report because they are no longer in good and merchantable condition and (z) items which are otherwise no longer available for sale since the most recent report.

     5.9 Current Litigation. Sellers and Shareholder agree to continue the current litigation captioned
"Information
Decisions, Inc. vs. Robert L. Mock et al.", C.A. No. 96
83930-CK (State Of Michigan, Ingham County) (the
"Litigation"), to consult with Buyer on a regular basis after the Closing Date regarding the status and progress of such litigation and any related settlement negotiations and to use their reasonable best efforts to obtain preliminary injunctive relief in such case prohibiting
Robert Mock from directly or indirectly engaging in any competing business transaction or relationship with the State of Michigan or any of its offices, departments, agencies or bureaus for a period of time to be mutually determined and agreed upon by Shareholder, Sellers and Buyer based upon the facts and circumstances known at the time such determination is made. In the event Sellers and Shareholder determine not to pursue the Litigation further, Sellers and Shareholder agree promptly to assign to Buyer for $1.00 their claims against the defendants for breach of contract, breach of fiduciary duty, breach of the common law obligation not to compete, misappropriation of proprietary and confidential information, tortious interference with contractual relationships, unjust enrichment and any other claims for relief arising out of the defendants' actions as described in the complaint, dated July 1, 1996, filed with respect to such case.

     5.10 Retention of Shares by Shareholder. Shareholder agrees not to sell, assign, transfer, distribute or otherwise dispose of the shares of Buyer's Common Stock received at the Closing pursuant to Section 2.1 of this Agreement except as provided in the Registration Rights
Agreement and Shareholder agrees to distribute such shares at the time and in the manner provided in the Registration
Rights Agreement. After the Closing Date until the earlier of three years from the date hereof or such time as Shareholder shall have distributed or sold all such shares (including any shares acquired from Buyer pursuant to a stock split, stock dividend, recapitalization or otherwise), Shareholder agrees not to (i) acquire
"beneficial ownership" (as such term is defined in Section
13(d) of the Securities Laws) of any shares of Buyer's
Common Stock other than from Buyer, (ii) participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote any voting securities of Buyer; (iii) form, join or participate in a "group" (as defined in the Securities Laws) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Buyer;
(iv) vote such shares other than in the same manner and proportion (whether for, against or abstaining on any proposal) as the other shareholders of Buyer vote shares with respect to any matter submitted to the shareholders of Buyer (or, if the board of directors of Shareholder determines in good faith that its fiduciary duties so require, not to vote such shares in any manner on such a proposal); or (v) transfer voting rights with respect to such shares.

     5.11 Change in Name. Not later than the 15th day following the Closing Date, SCI shall make such filings and pay such fees as are required to change its corporate name on the date of such filing to another name bearing no similarity to "System Constructs, Inc.", including but not limited to a charter amendment filed with the New York Secretary of State and an appropriate name change notice for each state where SCI is qualified to do business. After the Closing Date, neither Sellers nor Shareholder shall do business as, or use in the conduct of any of their businesses or otherwise, the foregoing name or any similar name.
     5.12 Nasdaq Filing. Not later than the fifth business day following the Closing Date, Buyer shall file with the Nasdaq Stock Market the required notice of issuance of the shares of Buyer's Common Stock pursuant to this Agreement.
     VI. CLOSING

     6.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dykema Gossett PLLC, 400
Renaissance Center, Detroit, Michigan 48243, at the time and date this Agreement is signed (such time and date being herein called the "Closing Date").

     6.2 Transactions to be Effected at the Closing. At the Closing:

   (a)  Sellers and Shareholder shall deliver to Buyer:

          (i) a duly executed Bill of Sale and such other assignments or instruments of conveyance (including, without limitation, those described in Sections 1.1(a) and 3.16) sufficient to convey to Buyer outright ownership of the Acquired Assets (to the extent such Acquired Assets are capable of being owned), free and clear of all liens, claims and encumbrances except as set forth on Schedule
3.10 as of the Closing Date in form and substance reasonably satisfactory to Buyer and its counsel;
          (ii) an opinion of Goodwin, Procter & Hoar LLP, counsel to Sellers and Shareholder, in form and substance of that attached hereto as Exhibit C;
          (iii) certificates from each lessor of any leased real property listed in Schedule 3.11 consenting to the assignment of such lease to Buyer;
          (iv) a duly executed Registration Rights
Agreement;

          (v) a Michigan Tax Certificate;

          (vi) a duly executed IDI License;

          (vii) a true and complete electronic (i.e.
floppy disk) copy of all electronic records and data owned or used by a Seller or Shareholder relating primarily or exclusively to the Business or the Acquired Assets (except that no personnel records pertaining to disciplinary reports, letters of reprimand or other records of disciplinary action which are dated more than four years prior to the date hereof shall be delivered);

          (viii) a true and complete copy of all personnel records relating to the employees listed on Schedule 3.22
(provided that no personnel records pertaining to disciplinary reports, letters of reprimand or other records of disciplinary action dated more than four years prior to the date hereof shall be delivered);

          (ix) written assignments in recordable form of all Issued Rights and Applications, if any;

          (x) an opinion of Kleinburg, Kaplan, Wolff &
Cohen, P.C. in the form attached hereto as Exhibit H;

          (xi) an opinion of May, Simpson & Strote in the form attached hereto as Exhibit I; and

          (xii) such other documents as Buyer or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

   (b)  Buyer shall deliver to Sellers and Shareholder:

          (i) the payment of the Purchase Price as provided in Section 2.2;

          (ii) an appropriately executed Assumption
Agreement, IDI License and Registration Rights Agreement;

          (iii) an opinion, dated the Closing Date, from Dykema Gossett PLLC, counsel for Buyer, in form and substance of that attached hereto as Exhibit D;

          (iv) a letter from the Pacific Stock Exchange approving the listing of the shares of Buyer's Common
Stock to be issued pursuant to Section 2.1 of this Agreement; and

          (v) such other documents as Sellers or
Shareholder or their counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

     6.3 Further Assurances. (a) Sellers and Shareholder from time to time after the Closing, at Buyer's request, will execute, acknowledge and deliver to Buyer such otherinstruments of conveyance and transfer, and will take such other actions (including, without limitation, the institution and prosecution of legal proceedings) and execute and deliver such other documents, certifications and further assurances, as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Acquired Assets, or to better enable Buyer to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

          (b) Sellers and Shareholder agree to retain (i) all books of account, general, financial and accounting records, files, invoices, customers and suppliers lists, and all other data owned or used by a Seller or Shareholder relating to the Business or the Acquired
Assets, and (ii) all tax returns, related schedules and workpapers, and all records and other documents relating thereto (collectively, the "Tax Documents") until the fifth anniversary of the date hereof, or, with respect to the Tax Documents, until the expiration of the applicable statute of limitations (including extensions). Sellers and Shareholder will afford duly authorized employees and representatives of Buyer free and full access during regular business hours to all such records and will permit such employees and representatives to make abstracts from or to take copies of any such records or to obtain temporary possession of any such records, all as may be reasonably required by Buyer.

          (c)  After the Closing, Buyer agrees to make
available to Shareholder and Sellers the field service and system engineers of the Business to provide services in connection with implementations occurring prior to the date hereof at Buyer's standard rates for such employees.


     VII.  INDEMNIFICATION

     7.1  Indemnification By Sellers and Shareholder.
Sellers and Shareholder hereby, jointly and severally, shall indemnify and hold harmless Buyer and its officers, directors, employees, shareholders, agents and affiliates from and against any and all claims, liabilities, obligations, losses, costs, expenses (including without limitation, reasonable legal, accounting and similar fees and expenses), litigation, proceedings, fines (civil or criminal), taxes, levies, imposts, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including but not limited to direct, incidental and actual punitive damages foreseen or unforeseen, known or unknown, fixed or contingent, and matured or unmatured), civil and criminal violations of law, settlements and judgments of any kind or nature whatsoever
(individually a "Loss" and collectively "Losses"), which any of them may incur arising out of any one or more of the following:

          (a)  any breach of any representation or
warranty of a Seller or Shareholder contained in this Agreement or the other Seller Documents for which a Notice is given pursuant to Section 7.3 within the period set forth in Section 7.4;

          (b)  any breach or violation of any of the
covenants made by a Seller or Shareholder in this Agreement;

          (c)  any and all liabilities of a Seller or
Shareholder of any nature, whether due or to become due, whether accrued, absolute, contingent or otherwise, existing on the Closing Date or arising out of any transactions entered into, or any state of facts existing, on or prior to such date, except the Assumed Liabilities;

          (d)  any litigation, claim or proceeding
relating
to (x) the conduct of the Business by a Seller or Shareholder on or prior to the Closing Date, or (y) the ownership, use and possession of the Acquired Assets in the conduct of the Business on or prior to the Closing
Date;
          (e) the operations of Sellers and Shareholder prior to the Closing Date and not related to the Business;
          (f)  any actions, judgments, costs and expenses
(including reasonable attorneys' and accountants' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section 7.1;
          (g)  any liabilities arising out of
noncompliance with any bulk transfer or other similar laws; and
          (h) any outstanding claims against the lessee under any lease assigned to the Buyer in connection with this Agreement, any outstanding defaults or events which, but for the giving of notice or the passage of time, or both, would constitute defaults and the failure of the copy of each such lease provided to Buyer to be a true, accurate and complete copy of such lease.

     7.2 Indemnification by Buyer. Buyer hereby agrees to indemnify and hold harmless Sellers and Shareholder from and against all Losses which any of them may incur arising out of any one or more of the following:

          (a)  any breach of any representation or
warranty of Buyer contained in this Agreement or the other
Buyer Documents  for which a Notice is given pursuant to
Section 7.3 within the period set forth in Section 7.4;

          (b)  any breach or violation of any of the
covenants made by Buyer in this Agreement;

          (c)  any actions, judgments, costs and expenses
(including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding commenced or threatened) incident to any of the foregoing or the enforcement of this Section 7.2;

          (d)  the Assumed Liabilities;

          (e)  any litigation, claim or proceeding
relating to (x) the conduct of the Business by Buyer after the Closing Date, or (y) the ownership, use and possession of the Acquired Assets in the conduct of the Business after the Closing Date; and

          (f)  the operations of Buyer after the Closing
Date and not related to the Business.

     7.3 Claims. If either party desires to make a claim against the other under Sections 7.1 or 7.2 hereof which does not involve a claim by any person other than the parties, then such party shall make such claim by promptly delivering Notice to the other. If either party (the
"Claimant") desires to make a claim for indemnity against the other (the "Indemnitor") under this Agreement which involves a demand, claim or threat of litigation or the actual institution of any action, suit or proceeding
(collectively, a "Claim") by a person other than the parties, then such Claim will be made in the following manner and be subject to the following terms and conditions unless otherwise provided for in this
Agreement:
          (a)  Notice.  The Claimant will give prompt
Notice (and, if served with a complaint, not later than seven days after such service) to the Indemnitor of any Claim at any time served on or instituted against the Claimant with respect to which the Claimant believes it would have a right of indemnification under this Agreement, setting forth in reasonable detail the facts relating to such claim and the basis for its alleged right of indemnification under this Agreement; provided, that failure to give Notice as provided above shall not relieve Indemnitor of its obligations under this Article VII except to the extent Indemnitor is actually prejudiced thereby. In providing such Notice, the Claimant shall only state the existence of such Claim and shall not admit or deny the validity of the facts or circumstances out of which such Claim arises. Solely for purposes of determining whether the Claimant is entitled to indemnification under this Agreement, the alleged facts or circumstances on which such Claim is based shall be deemed to be true.

          (b)  Responsibility for Defense.  Within thirty
(30) days after receipt of any such Notice, but not less than five (5) business days prior to the time the Claimant is required to respond to a Claim (subject to the proviso contained in Section 7.3(a)), the Indemnitor will, by giving written notice to the Claimant, have the right to assume responsibility for the defense of the Claim in the name of the Claimant or otherwise as the Indemnitor may elect; provided, however, that the Indemnitor's determination to conduct the defense of a Claim shall in no way be deemed a conclusive admission of an obligation to indemnify hereunder. Otherwise, the Claimant will have responsibility for the defense of the Claim. Subject to the provisions of subsections (c) and (d) below, the party having responsibility for defense of a Claim (the
"Defending Party") will have the full authority to defend, cure, adjust, compromise, or settle such Claim or appeal any judgment or ruling of a court or other tribunal in connection with such Claim in its own name and/or in the name of the other party.

          (c)  Right to Participate.  Notwithstanding a
Defending Party's responsibility for the defense of a Claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a Claim and the Defending Party will consult with the other party from time to time on matters relating to the defense of such Claim. The Defending
Party shall provide the other party with copies of all pleadings and material correspondence relating to such Claim.

          (d) Settlement. A Defending Party will provide the other party with timely written notice of any proposed adjustment, compromise, or other settlement, including equitable or injunctive relief, of a Claim which the Defending Party intends to propose or accept. If the other party fails to provide the Defending Party with timely written notice of objection to such settlement, then the Defending Party shall have the authority to propose or accept such settlement and enter into any agreement, in its own name and/or in the name of the other party, giving legal effect to all aspects of such settlement. If the other party objects to such settlement, then the Defending
Party may, if it so elects, tender the defense to the other party by paying to such other party the amount of money proposed to be paid in settlement of the Claim, in which case the Defending Party shall have no further liability to the other party hereunder with respect to such Claim and the other party shall have full authority for the future defense of such Claim and full responsibility for any and all liabilities, obligations, costs and expenses resulting therefrom.

      7.4 Survival. The representations and warranties of each party contained in this Agreement shall survive the Closing Date until June 30, 1997. Any claim for indemnity under Sections 7.1(a) or 7.2(a) shall be asserted within the foregoing period, except that any claim relating to Taxes may be asserted until the 60th day after the running of the applicable statute of limitations with respect to the taxable period to which the particular claim relates and except that no time limitation applies to Losses relating to Assumed Liabilities or Excluded Liabilities.

       7.5 Limitations on Indemnification by Sellers and Shareholder. Notwithstanding the foregoing Section
7.1, the right of the Buyer to indemnification under
Section 7.1 shall be subject to the following provisions:

          (a)  No indemnification shall be payable to
Buyer by a Seller or Shareholder pursuant to Section 7.1 unless the total of all Losses for which indemnification is or has been claimed pursuant to Section 7.1 shall exceed $47,000 in the aggregate (whereupon Buyer will be entitled to indemnification from and against all Losses relating back to the first dollar).

          (b) No indemnification shall be payable to the Buyer pursuant to Section 7.1 for Losses in excess of $1,500,000 in the aggregate (exclusive of Losses relating to Excluded Liabilities and the failure of Sellers and Shareholder to comply with applicable bulk sales laws, as to which there shall be no such limitation and which shall not be counted toward such limitation).

     7.6 Mitigation of Losses. A Claimant shall be entitled to recover the full amount of any Losses incurred due to the matter for which indemnification is sought, including reasonable attorney's fees incurred in connection therewith, but any recovery shall be net of any economic benefit to which the Claimant is entitled due to such Losses, including, without limitation, (a) any tax refund reduction or benefit, (b) any insurance proceeds
(excluding self-insured amounts and deductible amounts) and (c) any warranty reimbursements. Notwithstanding the foregoing, insurance proceeds to which a Claimant may be entitled shall not reduce the Losses recoverable from the Indemnifying Party if the Claimant shall determine, in good faith, that filing a claim therefore would be likely either to result in (x) a significant increase in the premiums payable with respect to the continuation of such insurance coverage or (y) the cancellation of the applicable policy.

     7.7 Remedies. The rights and remedies of each party hereto arising by reason of the breach of any representation or warranty, or the default in any covenant, condition or undertaking by any other party hereto, shall be limited to those set forth in this Agreement, provided that any party may seek specific performance or other equitable relief with respect to the breach or default in any covenant, undertaking or agreement by the other party hereto.


     VIII.  GENERAL

     8.1 Arbitration. Subject to Section 2.2(c), in the event that the parties are unable to agree on any matter, including any controversy arising out of or relating to this Agreement, the unresolved matter shall be resolved by arbitration if a request for arbitration, as provided herein, is given. Arbitration shall be initiated by one party's making a written demand on the other party and simultaneously filing copies of said written demand with the American Arbitration Association ("AAA") in the county in which the respondent in such arbitration resides.
Within ten (10) business days after receipt of such written demand, each party shall designate one arbitrator.
These two arbitrators shall, within ten (10) business days after their appointment, select a third arbitrator. In the event that the first two arbitrators are unable to agree upon a third arbitrator, then the arbitrators shall apply to the AAA to designate and appoint the third arbitrator. In the event the party upon whom the original arbitration demand was served shall fail to designate its arbitrator within the ten (10) business day period, the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve the matter. The arbitrator shall cause a hearing to be held within sixty (60) calendar days after a party gives notice of its intention to arbitrate and shall render an award within ninety (90) calendar days of such notice.

    The place of arbitration shall be the county in which the respondent resides. Arbitration shall be conducted under the auspices of the AAA, and the AAA Rules shall govern all proceedings unless otherwise provided herein.
In case of conflict between the AAA Rules and this Agreement, the provisions of this Agreement shall govern.

     The parties shall have the right of discovery in accordance with the Federal Rules of Civil Procedure except that discovery may commence immediately upon the service of the demand for arbitration. A party's unreasonable refusal to cooperate in discovery shall be deemed to be refusal to proceed with arbitration, and, until the arbitration panel is complete, the parties may enforce their rights (including the right of discovery) in the circuit courts of the county in which the respondent resides. Such enforcements in the courts shall not constitute a waiver of a party's right to arbitration.
Upon the completion of the appointment of the arbitration panel, the arbitrators shall have the power to enforce the parties' discovery rights. It is expressly agreed that material subject to discovery shall include written documents that must be created from information that currently exists only in machine-readable form.

     The fees and expenses of arbitration (including reasonable attorneys' fees) shall be paid by the party that does not prevail on all issues presented in the arbitration proceeding; provided that if neither party shall prevail on all issues presented to the arbitrators, then the arbitrators shall allocate such fees and expenses in accordance with each party's pro rata share, based on the extent to which each party prevailed on the issues presented. The parties expressly covenant and agree to be bound by the decision of the arbitration panel and accept any such decision as the final determination of the matter in dispute. A judgment of any court with proper jurisdiction may be rendered upon any award, which award may include equitable relief, made pursuant to this Agreement. In no event shall any demand for arbitration be made after the date that institution of legal or equitable proceedings based upon the claims, dispute or other matter would be barred by the applicable statute of limitations or otherwise barred by this Agreement.

     8.2 Exhibits and Schedules. All exhibits and schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.
References to the Agreement herein shall be construed as references to the Agreement together with all exhibits and schedules.

     8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. The parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     8.5  Entire Agreement; No Third Party Beneficiaries.
This Agreement (a) constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.6 Choice of Law. This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the Laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Michigan.
     8.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:
     If to Buyer, addressed to:
          Data Systems Network Corporation
          34705 W. 12 Mile Road, Suite 300
          Farmington Hills, Michigan 48331
          Attention:  President

     With a copy to:

          Dykema Gossett PLLC
          400 Renaissance Center
          Detroit, Michigan 48243-1668
Attention:  Aleksandra A. Miziolek, Esq.




     If to a Seller or Shareholder, addressed to:

          c/o Information Decisions,
          Incorporated 3260 Eagle Park Drive, N.E.
          Grand Rapids, MI  49505
          Attention:  President

     With a copy to:

          Goodwin, Procter & Hoar LLP Exchange Place
          Boston, Massachusetts 02109-2881
          Attention:  Jeffrey D. Plunkett, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     8.8 Counterparts; Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.9 Expenses. Regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its or their own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

     8.10 Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     8.11 Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.
     8.12 Reference to Sellers; IDI as Agent. For purposes of this Agreement, all references to Sellers shall include references to both IDI and SCI and each representation, warranty, covenant and other obligation of Sellers shall be deemed to be a representation, warranty, covenant or obligation of both IDI and SCI, jointly and severally. Whenever any action is to be taken or withheld by Sellers, or notice or other document is to be delivered to Sellers, it shall be deemed taken or withheld and such delivery is deemed to have been given if taken, withheld by or given to IDI.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                    DATA SYSTEMS NETWORK CORPORATION
                    By: Michael W. Grieves
                    Its: Chairman, President and
                    Chief Executive Officer



                    INFORMATION DECISIONS, INCORPORATED


                    By: Joseph P. Mullaney
                    Its: Vice President and
                    Chief Financial Officer



                    SYSTEM CONSTRUCTS, INC.


                    By: Joseph P. Mullaney
                    Its:Vice President and
                    Chief Financial Officer



                    SOFTECH, INC.


                    By:  Norman Rasmussan
                    Its: President and Chief Executive Officer



REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 12, 1996 by Data Systems Network Corporation, a Michigan corporation (the "Company"), and SofTech, Inc., a Massachusetts corporation ("SofTech"), for itself and on behalf and for the benefit of its successors, assigns, distributees and transferees (collectively, the "Holders" and each a "Holder").

     WHEREAS, the Company is a party to a certain Asset
Purchase Agreement (the "Asset Purchase Agreement"), of even date herewith, with SofTech, Information Decisions, Incorporated ("IDI"), a Michigan corporation, and System
Constructs, Inc. ("SCI"), a New York corporation;

     WHEREAS, as part of the purchase price for the assets to be acquired pursuant to the Asset Purchase Agreement, the Company will issue to SofTech 540,000 shares (the "Shares") of its Common Stock, $.01 par value (the "Common Stock");

     WHEREAS, SofTech intends to distribute the Shares at the time and in the manner provided in this Agreement;

     WHEREAS, in order to induce SofTech, IDI and SCI to enter into the Asset Purchase Agreement, the Company has agreed to provide certain registration rights to the Holders with respect to the Shares;

     NOW, THEREFORE, the Company for the benefit of the Holders agrees as follows:

    Section 1.  Definitions.

    As used in this Agreement, the following capitalized defined terms shall have the following meanings:

    Advice:  As set forth in Section 4(d).

    Cut-Off Period:  As set forth in Section 2(c).

    Division:  The Division of Corporation Finance of the
SEC.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

     Favorable No-Action Letter:  As set forth in Section
2(a)(1).

     Holder:  As set forth in the preamble.

     Holder's Questionnaire: A questionnaire in the form attached hereto as Exhibit A.

     Majority Holders:  At any time, Holders of Registrable
Securities who would then hold a majority of the Registrable
Securities.

     NASD:  The National Association of Securities Dealers, Inc.

     No-Action Request:  As set forth in Section 2(a)(1).

     Person: Any individual, partnership, corporation, trust or other entity.

     Public Registration Event:  As set forth in Section
2(a)(2).

     Prospectus:  A prospectus included in the Shelf
Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable
Securities covered by the Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     Registrable Securities: The Shares, excluding Shares which have been sold or otherwise disposed of under the Shelf Registration Statement.

     Registration Expenses: Any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, Prospectus, certificates and other documents relating to the performance of and compliance with the Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchange pursuant to Section 3(h) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters, if any, required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, brokerage or dealer fees, the fees and disbursements of counsel, accountants or other representatives of a selling Holder, and transfer taxes, if any relating to the sale or disposition of Registrable Securities by such Holder, all of which shall be borne by such Holder in all cases.

     Registration Notice: As set forth in Section 2(c)(ii) hereof.

    Rule 144:  Rule 144 promulgated under the Securities
Act, as such rule may be amended from time to time.

     SEC:  The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended from time to time.

     Shareholder Registration Event:  As set forth in
Section 2(a)(2)(iii).

     Shares:  As set forth in the recitals.

     Shelf Registration: A registration required to be effected pursuant to Section 2 hereof.

     Shelf Registration Statement: A "shelf" registration statement of the Company and any other entity required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     SofTech Registration Event:  As set forth in Section
2(a)(2)(ii).

     Suspension Notice:  As set forth in Section 4(d).

     Section 2.  Shelf Registration Under the Securities
Act.

     (a)(1) Filing of No-Action Request. As soon as practicable and not later than the 30th day after the date of this Agreement, the Company shall cause to be filed with the SEC, on behalf of itself and SofTech, a request for a "noaction" letter from the Division (the "No-Action Request") stating that it will not recommend enforcement action if SofTech distributes the Shares pro rata to its shareholders as a dividend without registration under the Securities Act and that the Shares received by SofTech shareholders will not be "restricted securities" within the meaning of Rule 144 (a "Favorable No-Action Letter"). The cost of preparing the No-Action Request will be borne equally by the Company and SofTech. The parties agree to respond to any requests from the Division for additional information as promptly as reasonably possible so as to expedite the Division's response to the No-Action Request to the extent practicable. To that end, the parties will promptly and fully inform each other of correspondence with the Division, whether written or oral, concerning the No-Action Request. Promptly following the filing of the No-Action Request, the Company agrees to begin preparation of the Shelf Registration Statement; provided, that the Company shall not be required to file the Shelf Registration Statement with the SEC or any other regulatory authority unless and until required to do so pursuant to Section 2(a)(2).

     (2) Filing of Shelf Registration Statement;
Distribution of Shares. The Company's obligation to file a Shelf Registration Statement and SofTech's obligation to distribute the Shares shall be determined in accordance with clauses (i), (ii), (iii), (iv) and (v) below. The Company's obligation to file a Shelf Registration Statement shall also be subject to Sections 2(c) and 4 hereof.
          (i) Upon receipt of a Favorable No-Action Letter from the Division, the parties to this Agreement shall have no further obligation under this Agreement, except that (A)
SofTech shall promptly distribute the Shares pro rata to its shareholders and (B) the parties shall pay bear the costs of preparing the No-Action Request and pay the Registration
Expenses and other expenses in accordance with Sections
2(a)(1) and 2(b). If the Division indicates in writing that it will not recommend enforcement action if SofTech distributes the Shares pro rata to its shareholders as a dividend without registration under the Securities Act, an opinion of counsel shall not be required to be delivered pursuant to Section 3.8 of the Asset Purchase Agreement or otherwise in connection with such distribution.
          (ii) If, after the No-Action Request is filed, (A) the Division determines not to issue a Favorable No-Action
Letter and indicates that it is unable to concur that the proposed distribution by SofTech would not involve a sale within the meaning of Section 2(3) of the Securities Act, or (B) the Company withdraws the No Action Request or (C) the Division fails to make any determination with respect to the No-Action Request within a period of 60 days after the filing of the No-Action Request ((A), (B) and (C) are referred to herein as a "SofTech Registration Event"), then not later than (x) the earlier of
(I) the 30th day after the earlier of the Company's receipt of written notice of such determination in (A) above or the withdrawal by the Company of the No-Action Request or (II) the 75th day after the date the No-Action Request is filed, or (y) the 14th day after the Company's receipt of a Holder's Questionnaire from SofTech, whichever is later, the Company shall cause to be filed with the SEC a Shelf
Registration Statement on behalf of SofTech registering the pro rata distribution of the Shares by SofTech to its shareholders in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf
Registration Statement to be declared effective by the SEC as soon as reasonably practicable. Promptly after the Shelf
Registration Statement has been declared effective by the SEC and SofTech has been notified by the Company that the Registrable Securities have been registered or qualified, or are exempt from registration or qualification, in each state in which a shareholder of record of SofTech on the record date for such distribution resides, SofTech shall distribute the Shares pro rata to its shareholders.

          (iii)     If, after the No-Action Request is
filed, the Division determines not to issue a Favorable No Action Letter and indicates that although it will not recommend enforcement action if SofTech distributes the Shares pro rata to its shareholders as a dividend without registration under the Securities Act, it does not concur that the Shares received by SofTech shareholders will not be "restricted securities" within the meaning of Rule 144 (a "Shareholder Registration Event"), then not later than (x) the 30th day after the Company's receipt of written notice of such determination or (y) the 14th day after the Company's receipt of Holder's Questionnaires from the Majority Holders, whichever is later, the Company shall cause to be filed with the SEC a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable. SofTech shall distribute the Shares pro rata to its shareholders promptly following the Company's receipt of such notice of effectiveness.

          (iv) If the making of the distribution at the time required in clauses (i), (ii) or (iii) above would have a material adverse effect on SofTech and if a delay in the making of the distribution would materially reduce such effect on SofTech, Buyer shall, upon the written request of SofTech, permit SofTech to delay the making of the distribution for a reasonable time to be mutually determined and agreed to by Buyer and SofTech and SofTech shall reimburse Buyer for any expenses incurred as a result of such delay.

          (v) If (A) at the time a distribution of the Shares by SofTech is required due to the occurrence of a SofTech Registration Event or a Shareholder Registration Event, SofTech's Board of Directors reasonably determines in good faith that the financial condition of SofTech has deteriorated since the closing of the Asset Purchase Agreement to the extent that a pro rata distribution of the Shares to its shareholders would be materially detrimental to SofTech's ability to continue its operations or (B) the Division's written determination with respect to the No Action Request permits neither the distribution of the Shares by SofTech pro rata to its shareholders without registration under the Securities Act nor the registration of such distribution under the Securities Act ((A) and (B) are referred to herein as a "Public Registration Event"), then not later than (x) the 30th day after the earlier of the Company's receipt of written notice of such determination or (y) the 14th day after the Company's receipt of a Holder's Questionnaire from SofTech, whichever is later, the Company shall cause to be filed with the SEC a Shelf Registration Statement on behalf of SofTech registering the sale of the Shares by SofTech to the public in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable.

     (3) Period of Effectiveness. The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement continuously in effect under the Securities Act until paragraph (k) of Rule 144 is available for the sale of the Registrable Securities by the Holder(s) thereof (assuming for such purpose that no such Holder is an "affiliate" as defined in Rule 144) or, if the Shelf Registration Statement is filed in response to a Public Registration Event, the date which constitutes the earliest date SofTech could have sold all of the Registrable Securities in accordance with Section 4(h) hereof following the effective date of the Shelf Registration Statement.
Such Shelf Registration Statement shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and shall comply as to form in all material respects with the requirements of the applicable form.

     (b) Expenses. Registration Expenses in connection with the registration pursuant to Section 2(a) shall be paid by SofTech to the extent of the first $20,000 of such Expenses. The amount of Registration Expenses exceeding $20,000 shall be borne equally by SofTech and the Company. Each Holder shall pay all underwriting discounts and commissions, brokerage or dealer fees, the fees and disbursements of counsel, accountants or other representatives of such Holder and transfer taxes, if any, relating to the sale or disposition of the Holder's Registrable Securities.

     (c) Inclusion in Shelf Registration Statement After a Shareholder Registration Event. (i) Following a Shareholder Registration Event, SofTech shall, within seven days after such Event, cause to be delivered to its shareholders a form of Holder's Questionnaire at the time the Shares are distributed by SofTech to its shareholders. Following a Shareholder Registration Event, any Holder who desires to be eligible to make offers and sales of its Registrable Securities at the time the Shelf Registration Statement becomes effective shall deliver a completed and executed Holder's Questionnaire to the Company no later than fourteen
(14) days prior to the filing of the Shelf Registration Statement with the SEC. Any Holder who does not deliver a Holder's Questionnaire (completed and executed) to the Company prior to such date shall not be eligible to make offers or sales pursuant to the Shelf Registration Statement at the time it becomes effective, but shall have the right thereafter to deliver to the Company a Registration Notice as contemplated by Section 2(c)(ii).

          (ii) Following a Shareholder Registration Event, if the Company receives a Holder's Questionnaire and a written notice from a Holder that such Holder desires to make offers and sales of Registrable Securities under the Shelf Registration Statement (a "Registration Notice") at any time during the 30-day period (the "Cut-Off Period") beginning on the date provided in Section 2(c)(i) above, the Company will prepare and file with the SEC on or before the 30th day after the end of the Cut-Off Period, a post effective amendment to the Shelf Registration Statement or a supplement to the Prospectus (whichever may be required by the Securities Act and the related rules and regulations of the SEC) to permit each Holder delivering a Registration Notice and Holder's Questionnaire within the time prescribed above to make offers and sales under the Shelf Registration Statement; provided, that the Company shall not be required to file more than a total of one such post-effective amendment or Prospectus supplement; further provided, that such Holders shall not be eligible to make offers and sales pursuant to the Shelf Registration Statement until such amendment or supplement is filed (and, in the case of an amendment, has become effective with the SEC and all relevant state securities authorities); and further provided, that the Company shall have no obligation under this Section 2(c)(ii) unless the Shelf Registration Statement has been declared effective and remains in effect on such date. Any Holder who does not provide the Company with a Registration Notice and a Holder's Questionnaire before the end of the Cut-Off Period and who was not eligible to make offers and sales under the Shelf Registration Statement at the time it became effective shall not be permitted to make offers and sales pursuant to the Shelf Registration Statement.

     Section 3.     Registration Procedures.

     In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to
Section 2 hereof, and subject to Sections 3(a) and 4, the Company shall do the following during the period in which the Shelf Registration Statement is required to be kept effective:

    (a) Amendments; Comment Responses. (i) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period; (ii) upon the occurrence of any event contemplated by Section 3(d)(iv) hereof, use its reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a posteffective amendment to the Shelf Registration Statement or a related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iv) respond promptly to any comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto.

    (b)  Copies of Prospectus.  Furnish to each Holder of
Registrable Securities who is eligible to make offers and sales under the Shelf Registration Statement, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities.

     (c) Blue Sky. Use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of, in the case of a SofTech Registration Event, such states in which the shareholders of SofTech of record on the record date for the distribution of the Shares by SofTech reside or, in the case of a Shareholder Registration Event, in such states as any Holder of Registrable Securities who is eligible to make offers and sales under the Shelf Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period in which the Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder in each such state; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3(c), (ii) to subject itself to taxation in any such jurisdiction, (iii) to submit to the general service of process in any such jurisdiction or (iv) to register or qualify the Registrable Securities in any jurisdiction in which an exemption for such Registrable Securities or for the offer and sale thereof by such Holder is available.

     (d) Notification. Promptly notify each Holder who is eligible to make offers and sales under the Shelf Registration Statement when the Shelf Registration Statement has become effective and when the Registrable Securities have been registered or qualified in each state requested (or that an exemption from registration or qualification is available) and promptly notify each such Holder and each Holder of Registrable Securities who subsequently becomes eligible to make offers and sales under the Shelf Registration Statement (i) when any post-effective amendments and supplements to the Shelf Registration Statement become effective with the SEC or any state securities authority, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or theinitiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which the Shelf Registration Statement or a related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

     (e) Stop Orders. Make every reasonable effort to obtain the withdrawal of any order by the SEC or any state securities authority suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment.

     (f) Copies of Shelf Registration Statement and Amendment. Furnish to each Holder of Registrable Securities who is eligible to make offers and sales under the Shelf Registration Statement, without charge upon request of such Holder, one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

    (g)  Stock Certificates.  Cooperate with the selling
Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing
Registrable Securities to be sold and not bearing any Securities Act legend and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request.

     (h) Earnings Statement. Make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities
Act and Rule 158 thereunder.

     (i) Other Agreements. Refrain from entering into any agreement which would prohibit the Company from filing and gaining the effectiveness of the Shelf Registration
Statement in accordance with the terms hereof.

    Section 4.  Restrictions on Public Sale by Holders of
Registrable Securities.

     In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Sections 2 and 3 hereof, each Holder agrees as follows:

     (a) Offers and Sales. The Holder will not offer or sell its Registrable Securities under the Shelf Registration Statement unless (i) the Shelf Registration Statement has become effective and has not been terminated and such Holder is eligible to make offers and sales under the Shelf Registration Statement pursuant to Section 2(c) hereof, (ii) such Holder has received copies of the Prospectus (as it may be supplemented or amended as contemplated by Section 3(a) hereof), and (iii) if any post-effective amendment has been filed with the SEC of which filing such Holder has received notice, such Holder has received notice that any such post effective amendment has become effective.

     (b) Need to Use Updated Prospectus. Upon receipt of a written notice from the Company of the happening of any event of the kind described in Section 3(d)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(a) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that any Holder uses a Prospectus in connection with the offer and sale of Registrable Securities covered by such Prospectus, such Holder will use only the latest version of such Prospectus provided to it by the Company.

     (c) Notification of Sales. Upon the sale or disposition of any of its Registrable Securities pursuant to the Shelf Registration Statement, the Holder will promptly notify the Company in writing of the number of Registrable
Securities then being sold or disposed of.

     (d) Moratorium. If the Company determines in its good faith judgment, after consultation with counsel, that the filing of the Shelf Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company (a "Suspension Notice"), the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (including any action contemplated by Sections 2 or 3 hereof) will be suspended until the date upon which the Company notifies the Holder in writing that suspension of such rights for the grounds set forth in this Section 4(d) is no longer necessary (the "Advice"); provided, however, that the Company shall not give more than three Suspension Notices during any period of twelve consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives the Advice exceed 45 days. In the event that the Company shall give any Suspension Notice, the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

     (e) Offering by Company. In the case of the registration of any underwritten equity offering proposed by the Company, SofTech shall, if requested in writing by the managing underwriter or underwriters administering such offering after the 90th day following the date hereof, not effect any offer, sale or distribution of Registrable Securities (or any option or right to acquire Registrable Securities) during the period commencing on the 10th business day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten equity offering and ending on the date specified by such managing underwriter in such written request to SofTech, which date shall not be later than six months after such expected date of effectiveness. In this regard, the Company represents that it has no current intention to effect an underwritten equity offering.

     (f) Additional Information. In addition to the information set forth in the Holder's Questionnaire, the Holder of Registrable Securities shall furnish to the Company in writing such additional information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing.

    (g) Distribution. Each Holder shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf
Registration Statement during the applicable period in accordance with the intended method or methods of distribution stated in the then-current version of the Prospectus.

     (h) Sales by SofTech. If SofTech is permitted to make sales of Shares to the public because a Public Registration Event has occurred, SofTech agrees (i) that all such sales shall comply with the manner of sale restrictions set forth in paragraphs (f) and (g) of Rule 144 and (ii) not to sell Shares in any one month period in excess of the limit imposed by paragraph (e) of Rule 144 for any three month period (without regard to the holding period, public information and notice requirements of such Rule).
     Section 5.  Indemnification; Contribution.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act as follows:

      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading:
          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and
           (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
  (i) or (ii) above; provided, however, that the indemnity provided pursuant to this Section 5(a) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendmentthereto)or any Prospectus.
    (b) Indemnification by Holder. Each Holder severally and not jointly agrees to indemnify and hold harmless the Company and the other selling Holders and each of their directors and officers (including each director and officer of the Company who signed the Shelf Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof (except that any settlement described in Section 5(a)(ii) shall be effected with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus; provided, however, that such Holder shall not be obligated to provide such indemnity to the extent that such losses, liabilities, claims, damages or expenses result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such Holder to the Company expressly for such purpose. In no event shall the liability of any Holder under this Section 5(b) be greater in amount than the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Notice. Each indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 5(a) or (b) unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b). If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party; provided, however, that, if such indemnified party reasonably determines that a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to one separate counsel at the indemnifying party's expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this Section 5(c), the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party but, if settled with such consent, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement upon the terms and subject to the conditions set forth in this Agreement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

    (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The Company and the Holders agree that it would not be just or equitable if contribution pursuant to this Section
5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     Section 6. Rule 144 Sales. The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act after the Holder has satisfied the holding period requirement set forth therein.

     Section 7.  Miscellaneous.

     (a) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented without the written consent of the Company and Holders constituting Majority Holders. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this
Section 7(a) shall be provided by Company to each Holder of Registrable Securities at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(b) or provided in a Holder's Questionnaire, which address initially is, with respect to each Holder, the address set forth in the Asset Purchase Agreement, or (ii) if to the Company, at 34705 W. 12 Mile Road, Suite 300, Farmington Hills, Michigan 48331,
Attention: President.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

     (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be deemed a party hereto, shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.
    (d) Entire Agreement. This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter.

     (e) Paragraph and Section Headings. The paragraph and section headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

     (f)  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF MICHIGAN, APPLICABLE TO CONTRACTS TO BE MADE,
EXECUTED, DELIVERED AND PERFORMED WHOLLY WITHIN SUCH STATE,
AND, IN ANY CASE, WITHOUT REGARD TO THE CONFLICTS OF LAW
PRINCIPLES OF SUCH STATE.

    (g) Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     (h) Specific Performance. The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

    (i) No Waiver. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

    (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 DATA SYSTEMS NETWORK CORPORATION
                                 By: /s/ Michael W. Grieves
                                 Name: Michael W. Grieves
                                 Title: Chairman, President and
                                 Chief Executive Officer



                                 SOFTECH, INC.


                                 By: /s/ Joseph P. Mullaney
                                 Name: Joseph P. Mullaney
                                 Title: Vice President and
                                 Chief Financial Officer